THORNBURG MORTGAGE SECURITIES TRUST 2007-2,
Issuer

THORNBURG MORTGAGE HOME LOANS, INC.,
Initial Seller and Sponsor

THORNBURG MORTGAGE FUNDING, INC.,
Seller

STRUCTURED ASSET SECURITIES CORPORATION,
Depositor

WELLS FARGO BANK, N.A.,
Master Servicer and
Securities Administrator

and

LASALLE BANK NATIONAL ASSOCIATION,
Indenture Trustee and Custodian

SALE AND SERVICING AGREEMENT

Dated as of April 1, 2007

__________________________________

Thornburg Mortgage Securities Trust 2007-2
Mortgage-Backed Notes, Series 2007-2

Table of Contents

i

SECTION 3.21. Intention of the Parties and Interpretation.	82
SECTION 3.22. Indemnification.	82
SECTION 3.23. Amendments to Master Servicing Guide and Correspondent Sellers Guide.	83
SECTION 3.24. Uniform Commercial Code.	83
SECTION 3.25. Optional and Required Purchases of Certain Mortgage Loans.	84
SECTION 3.26. Realization upon Troubled Mortgage Loans.	85
SECTION 3.27. Closing Certificate and Opinion.	85
SECTION 3.28. Liabilities of the Master Servicer.	85
SECTION 3.29. Merger or Consolidation of the Master Servicer.	85
SECTION 3.30. Indemnification of the Initial Seller, the Seller, the Indenture Trustee, the Owner Trustee, the Master Servicer and the Securities Administrator.	86
SECTION 3.31. Limitations on Liability of the Master Servicer and Others; Indemnification of Indenture Trustee and Others.	87
SECTION 3.32. Master Servicer Not to Resign.	88
SECTION 3.33. Successor Master Servicer.	88
SECTION 3.34. Sale and Assignment of Master Servicing.	89

ARTICLE IV ACCOUNTS	89

SECTION 4.01. Servicing Accounts.	89
SECTION 4.02. Collection Account.	91
SECTION 4.03. Permitted Withdrawals and Transfers from the Collection Account.	93
SECTION 4.04. The Note Payment Account.	95
SECTION 4.05. The Certificate Distribution Account	96
SECTION 4.06. The Reserve Fund	96
SECTION 4.07. Control of the Trust Accounts	97

ARTICLE V FLOW OF FUNDS	100

SECTION 5.01. Payments.	100
SECTION 5.02. [Reserved].	104
SECTION 5.03. Allocation of Realized Losses.	104
SECTION 5.04. Statements.	105
SECTION 5.05. Remittance Reports; Advances.	108
SECTION 5.06. Compensating Interest Payments.	109
SECTION 5.07. [Reserved].	109
SECTION 5.08. [Reserved].	109
SECTION 5.09. Yield Maintenance Accounts.	109
SECTION 5.10. Subsequent Recoveries.	110

ARTICLE VI [RESERVED]	111

ARTICLE VII DEFAULT	111

SECTION 7.01. Event of Default.	111
SECTION 7.02. Indenture Trustee to Act.	113

EXHIBITS AND SCHEDULES:

This SALE AND SERVICING AGREEMENT, dated as of April 1, 2007 (the “Agreement”), is by and among THORNBURG MORTGAGE SECURITIES TRUST 2007-2, a Delaware statutory trust, as issuer (the “Issuer”), THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation, as initial seller (the “Initial Seller”) and sponsor (the “Sponsor”), THORNBURG MORTGAGE FUNDING, INC., a Delaware corporation, as seller (the “Seller”), STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and custodian (“Custodian”).

PRELIMINARY STATEMENT:

WHEREAS, on or prior to the Closing Date the Seller has acquired all of the rights, title and interest of the Initial Seller in and to certain residential mortgage loans identified in Schedule I hereto, the related mortgages and other related assets (the “Mortgage Loans”), together with certain contractual rights under agreements set forth in Exhibit N hereto relating to the servicing of the Mortgage Loans (collectively, the “Contractual Rights”) and rights with respect to the enforcement of certain representations and warranties made by the Initial Seller in the TMFI Mortgage Loan Purchase Agreement relating to the Mortgage Loans (the “TMFI Contractual Rights”), and on or prior to the Closing Date is the owner of the Mortgage Loans, the Contractual Rights and the TMFI Contractual Rights;

WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in and to the Mortgage Loans, the Contractual Rights and the TMFI Contractual Rights pursuant to the SASCO Mortgage Loan Purchase Agreement, and, at the Closing Date is the owner of the Mortgage Loans, the Contractual Rights and the TMFI Contractual Rights being conveyed by the Depositor to the Issuer for inclusion in the Trust Estate;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans, the Contractual Rights, the TMFI Contractual Rights and certain other property constituting the Trust Estate, and to provide for master servicing of the Mortgage Loans by the Master Servicer;

WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Ownership Certificates from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans, the Contractual Rights, the TMFI Contractual Rights and certain other property constituting the Trust Estate;

WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans, the Contractual Rights, the TMFI Contractual Rights, the Yield Maintenance Agreements and certain other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to monitor the servicing of the Mortgage Loans by the Servicers on behalf of the Issuer as provided herein;

WHEREAS, the Issuer desires to have the Securities Administrator perform certain duties consistent with the terms of this Agreement; and

WHEREAS, the Securities Administrator has the capacity to provide the services required hereby and is willing to perform such services on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

The following table sets forth (or describes) the Class designation, Note Interest Rate, Initial Class Principal Amount (or Class Notional Amount) and minimum denomination for each Class of Notes issued pursuant to the Indenture:

Class Designation	Note Interest Rate	Initial Class Principal Amount or Class Notional Amount		Minimum Denominations
Class A-1	(1)	$144,131,000		$25,000
Class A-2A	(2)	$559,989,000		$25,000
Class A-2B	(2)	$62,221,000		$25,000
Class A-3A	(3)	$450,249,000		$25,000
Class A-3B	(3)	$50,027,000		$25,000
Class A-X	(4)	$1,266,617,000	(6)	$100,000
Class B-1	(5)	$19,041,000		$100,000
Class B-2	(5)	$9,192,000		$100,000
Class B-3	(5)	$5,252,000		$100,000
Class B-4	(5)	$5,909,000		$100,000
Class B-5	(5)	$4,596,000		$100,000
Class B-6	(5)	$2,630,886		$100,000
_______________

(1)
On or before the Auction Payment Date, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) with respect to the Class A-1 Notes will be an annual rate equal to the sum of One-Month LIBOR and 0.140%. After the Auction Payment Date, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) with respect to the Class A-1 Notes will be an annual rate equal to the least of (i) One-Year LIBOR plus 1.250%, (ii) 11.050% and (iii) the related Class A Available Funds Cap Rate.

(2)
On or before the Auction Payment Date, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) with respect to the Class A-2A Notes and Class A-2B Notes will be an annual rate equal to the sum of One-Month LIBOR and 0.130% (in the case of the Class A-2A Notes) and One-Month LIBOR plus 0.170% (in the case of the Class A-2B Notes). After the Auction Payment Date and up to and including the Payment Date in March 2014, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) with respect to the Class A-2A Notes and Class A-2 B Notes will be an annual rate equal to the lesser of (i) 5.750% and (ii) the related Class A Available Funds Cap Rate. After the Payment Date in March 2014, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) for the Class A-2A and Class A-2B Notes will be an annual rate equal to the least of (i) One-Year LIBOR plus 1.250%, (ii) 10.700% and (iii) the related Available Funds Cap Rate.

(3)
On or before the Auction Payment Date, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) for the Class A-3A Notes and Class A-3B Notes will be an annual rate equal to the sum of One-Month LIBOR plus 0.130% (in the case of the Class A-3A Notes) and One-Month LIBOR plus 0.170% (in the case of the Class A-3B Notes). After the Auction Payment Date up to and including the Payment Date in March 2017, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) for the Class A-3A Notes and Class A-3B Notes will be an annual rate equal to the lesser of (i) 5.750% and (ii) the related Class A Available Funds Cap Rate. After the Payment Date in March 2017, the Note Interest Rate with respect to any Payment Date (and related Accrual Period) for the Class A-3A and Class A-3B Notes will be an annual rate equal to the least of (i) One-Year LIBOR plus 1.200%, (ii) 10.700% and (ii) the related Class A Available Funds Cap Rate.

(4)
The Note Interest Rate of the Class A-X Notes on any Payment Date (and related Accrual Period) will equal an annual rate (not less than zero) calculated as (A) the product of (i) the excess, if any, of (x) the weighted average of the Class A Available Funds Cap Rates of the Group 1 Notes, Group 2 Notes and Group 3 Notes for such Payment Date, weighted based on the relative aggregate Class Principal Amounts of the Group 1 Notes, Group 2 Notes and Group 3 Notes immediately before such Payment Date, over (y) the weighted average of the Note Interest Rates of Group 1 Notes, Group 2 Notes and Group 3 Notes for such Payment Date, weighted based on the relative aggregate Class Principal Amounts of the Group 1 Notes, Group 2 Notes and Group 3 Notes immediately before such Payment Date multiplied by (ii) the quotient of the actual number of days in the related Accrual Period divided by 30 minus (B) the product of (I) the sum of (1) the Class A Deferred Amounts for such Payment Date and (2) the Class A Available Funds Cap Shortfalls for such Payment Date and (II) 12, divided by the Class Notional Amount of the Class A-X Notes.

(5)
On or before the Auction Payment Date, the Note Interest Rates with respect to any Payment Date (and related Accrual Period) with respect to the Class B-1 Notes, Class B-2 Notes, Class B-3 Notes, Class B-4 Notes, Class B-5 Notes and Class B-6 Notes will be equal to the weighted average of the Available Funds Cap Rate applicable to each Mortgage Loan Group, weighted based on the Subordinate Component of each such Mortgage Loan Group. After the Auction Payment Date, the Note Interest Rates with respect to any Payment Date (and related Accrual Period) with respect to the Class B-1 Notes, Class B-2 Notes, Class B-3 Notes, Class B-4 Notes, Class B-5 Notes and Class B-6 Notes will equal the excess, if any, of (a) the weighted average of the Available Funds Cap Rate applicable to each Mortgage Loan Group, weighted based on the Subordinate Component of each such Mortgage Loan Group over (b) an annual rate equal to the aggregate of (i) the product of any remaining Class A Available Funds Cap Shortfalls for such Payment Date after taking into account the reduction in the Class A-X Note Interest Rate by any Class A Available Funds Cap Shortfalls, multiplied by 12 and divided by (ii) the aggregate of the Class Principal Amounts of the Class B-1 Notes, Class B-2 Notes, Class B-3 Notes, Class B-4 Notes, Class B-5 Notes and Class B-6 Notes immediately before such Payment Date.

(6)
The Class A-X Notes are interest-only Notes which accrue interest at the applicable Note Interest Rate (as described in footnote (4) of this table) based on a Class Notional Amount for any Payment Date equal to the aggregate Class Principal Amount of the Offered Notes.

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“10% Clean-Up Call Date”: As defined in Section 10.01(a).

“10% Clean-Up Call Right”: The option of Thornburg or its assignee to call the Notes on the 10% Clean-Up Call Date.

“10-K Filing Deadline”: As defined in Section 3.19(b).

“1-Month LIBOR”: With respect to the Mortgage Loans, the average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“1-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of 1-Month LIBOR.

“1-Year CMT”: With respect to the Mortgage Loans, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“1-Year CMT Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of 1-Year CMT.

“1-Year LIBOR”: With respect to the Mortgage Loans, the average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks.

“1-Year LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of 1-Year LIBOR.

“6-Month LIBOR”: With respect to the Mortgage Loans, the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks.

“6-Month LIBOR Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of 6-Month LIBOR.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee (as successor Master Servicer) or the Master Servicer (except in its capacity as a Servicer or as a successor to another Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

“Accrual Period”: With respect to each Payment Date and each Class of Offered Notes, the period beginning on the prior Payment Date (or the Closing Date, in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date. Interest for such Classes will be calculated based upon a 360-day year and the actual number of days in each Accrual Period. With respect to each Payment Date and any Class A-X Notes and each Class of Subordinate Notes, the calendar month prior to the month of such Payment Date. Interest for such Classes will be calculated based upon a 360-day year consisting of twelve 30-day months.

“Additional Collateral”: With respect to any Additional Collateral Mortgage Loan, the marketable securities or other assets subject to a security interest pursuant to the related pledge agreement.

“Additional Collateral Mortgage Loan”: Each Mortgage Loan identified as such in the Mortgage Loan Schedule and as to which Additional Collateral is then required to be provided as security therefor.

“Additional Disclosure Notification”: As defined in Section 3.19(a).

“Additional Form 10-D Disclosure”: As defined in Section 3.19(a).

“Additional Form 10-K Disclosure”: As defined in Section 3.19(b).

“Adjustment Date”: With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administration Agreement”. The Administration Agreement dated as of April 1, 2007 among the Issuer, the Owner Trustee, the Depositor and the Securities Administrator.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer (including the Indenture Trustee in its capacity as successor Master Servicer) in respect of any Payment Date pursuant to Section 5.05.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”: As to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Classes of Subordinate Notes and the denominator of which is the sum of (i) the Pool Balance for such Payment Date and (ii) amounts, if any, on deposit in the Reserve Fund for such Payment Date.

“Agreement”: This Sale and Servicing Agreement, dated as of April 1, 2007, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”: As defined in Section 5.01(e).

“Assignment”: As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Auction Administrator”: As defined in Section 8.17.

“Auction Administration Agreement”: The Auction Administration Agreement dated as of April 27, 2007 between the Auction Swap Counterparty and the Auction Administrator.

“Auction Notes”: The Offered Notes.

“Auction Payment Date”: The Payment Date in April 2012.

“Auction Proceeds Account”: The account maintained by the Auction Administrator pursuant to the Auction Administration Agreement.

“Auction Swap Agreement”: The swap agreement by and between the Auction Swap Counterparty and the Auction Administrator, including the ISDA Master Agreement, the schedule thereto, the related confirmation (External ID: 9396004/Risk ID: 571150061), each dated as of April 27, 2007.

“Auction Swap Counterparty”: Credit Suisse International.

“Available Funds”: With respect to any Payment Date and any Mortgage Loan Group, the sum of the Interest Distribution Amount for such Payment Date and the Principal Distribution Amount for such Payment Date.

“Available Funds Cap Rate”: With respect to any Payment Date and any Mortgage Loan Group, the per annum rate equal to the product of (1) the fraction, expressed as a percentage, the numerator of which is the Interest Distribution Amount for that Mortgage Loan Group for the related Due Period and the denominator of which is the sum of the Class Principal Amounts of the Offered Notes related to such Mortgage Loan Group and the Subordinate Component related to such Mortgage Loan Group immediately prior to such Payment Date, and (2) 12.

“Back-Up Certification”: As defined in Section 3.18.

“Base Value”: With respect to any Mortgage Loan for which Additional Collateral has been pledged, the value of the Additional Collateral as determined with respect to that Mortgage Loan in accordance with the applicable underwriting guidelines.

“Book-Entry Notes”: As defined in the Indenture.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Minnesota, the State of Maryland, the State of Illinois, the State of New York or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

“Certificateholder”: The holder of Ownership Certificates.

“Certificate Distribution Account”: The account maintained by or on behalf of the Securities Administrator pursuant to Section 4.05 for the benefit of the Issuer and the Certificateholders.

“Certificate of Trust”: The certificate of trust filed with the Delaware Secretary of State on April 20, 2007 in respect of the Issuer pursuant to Section 3810 of the Delaware Trust Statute.

“Certificate Register”: As defined in the Trust Agreement.

“Certifying Person”: As defined in Section 3.18.

“Class”: Collectively, Notes that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A-1 Margin”: 0.140%

“Class A-2A Margin”: 0.130%

“Class A-2B Margin”: 0.170%

“Class A-3A Margin”: 0.130%

“Class A-3B Margin”: 0.170%

“Class A-1 Note”: Any of the Class A-1 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-1 of the Indenture.

“Class A-2A Note”: Any of the Class A-2A Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-1 of the Indenture.

“Class A-2B Note”: Any of the Class A-2B Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-1 of the Indenture.

“Class A-3A Note”: Any of the Class A-3A Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-1 of the Indenture.

“Class A-3B Note”: Any of the Class A-3B Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-1 of the Indenture.

“Class A Available Funds Cap Rate”: With respect to any Payment Date and any Class of Offered Notes, a per annum rate equal to the product of (1) the Available Funds Cap Rate of the related Mortgage Loan Group and (2) 30 divided by the actual number of days in the related Accrual Period.

“Class A Available Funds Cap Shortfalls”: With respect to any Payment Date and any Class of Offered Notes, an amount, if any, equal to the sum of (i) the excess of the amount of interest that would have accrued on that Class of Offered Notes for the related Accrual Period had the applicable Note Interest Rate been determined without regard to the applicable Class A Available Funds Cap Rate over the amount of interest actually accrued on such Class of Offered Notes for such Accrual Period, (ii) any amounts described in clause (i) above for prior Payment Dates that remain unpaid, and (iii) interest on the amount described in clause (ii) at the applicable Note Interest Rate determined without regard to the applicable Class A Available Funds Cap Rate.

“Class A Deferred Amount”: For each Payment Date and for each Class of Offered Notes, the amount by which (x) the aggregate of any Realized Losses previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

“Class A-X Note”: Any of the Class A-X Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class B-1 Note”: Any of the Class B-1 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class B-2 Note”: Any of the Class B-2 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class B-3 Note”: Any of the Class B-3 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class B-4 Note”: Any of the Class B-4 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class B-5 Note”: Any of the Class B-5 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class B-6 Note”: Any of the Class B-6 Notes as designated on the face thereof, executed by the Issuer and authenticated and delivered by the Securities Administrator, substantially in the form annexed as Exhibit A-2 of the Indenture.

“Class Notional Amount”: With respect to the Class A-X Notes and any Payment Date, the sum of the Class Principal Amounts of the Offered Notes immediately before such Payment Date.

“Class Principal Amount”: As to any Payment Date, with respect to any Class of Notes (other than the Class A-X Notes), the initial Class Principal Amount as set forth in the table in the Preliminary Statement hereto as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Payment Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Payment Dates and (z) any applicable Writedown Amount; provided, however, that pursuant to Section 5.10, the Class Principal Amount of a Class of Notes may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Subsequent Recovery on a Mortgage Loan, and the Note Principal Amount of any individual Note of such Class will be increased by its pro rata share of the increase to such Class.

“Class Subordination Percentage”: With respect to each Class of Subordinate Notes and any Payment Date, the percentage equivalent of a fraction the numerator of which is the Class Principal Amount of such Class immediately before such Payment Date and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Notes immediately before such Payment Date.

“Clean-Up Call Date”: As defined in Section 10.01(a).

“Clean-Up Call Purchase Price”: As defined in Section 10.01(a).

“Clean-Up Call Right”: Either the Master Servicer Clean-Up Call Right or the 10% Clean-Up Call Right, as applicable.

“Close of Business”: As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: April 27, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.02 hereof which shall be entitled “Collection Account, Wells Fargo Bank, N.A., as Securities Intermediary for LaSalle Bank National Association, as Indenture Trustee, in trust for the registered Noteholders of Thornburg Mortgage Securities Trust 2007-2, Mortgage-Backed Notes, Series 2007-2” and which must be an Eligible Account.

“Commission”: U.S. Securities and Exchange Commission.

“Compensating Interest Payment”: With respect to any Payment Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) required to be paid by the Servicers pursuant to the related Servicing Agreement with respect to such Payment Date, exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fee that would be payable to the Master Servicer in respect of such Payment Date without giving effect to any Compensating Interest Payment.

“Contractual Rights”: As defined in the Preliminary Statement.

“Control”: The meaning specified in Section 8-106 of the New York UCC.

“Converted Mortgage Loan”: Any Mortgage Loan as to which the Mortgagor thereunder has exercised its right under the related Mortgage Note to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

“Converted Mortgage Loan Schedule”: With respect to each Payment Date, a schedule prepared by the Master Servicer pursuant to Section 3.25(c) listing each Convertible Mortgage Loan that has become a Converted Mortgage Loan during the immediately preceding Due Period, and the Purchase Price for each such Converted Mortgage Loan.

“Convertible Mortgage Loan”: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate converted from an adjustable rate to a fixed rate.

“Cooperative Corporation”: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement and the assignment of the Security Agreement in blank; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original, if available, or a copy of the executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC Amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”: Shares issued by a Cooperative Corporation.

“Cooperative Unit”: A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 135 South LaSalle Street, Suite 1511, Chicago, IL 60603, Attention: Global Securities and Trust Services, Thornburg 2007-2, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Seller. With respect to the Securities Administrator and the Note Registrar and (i) presentment of Notes for registration of transfer, exchange or final payment, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, Thornburg Mortgage Securities Trust 2007-2, and (ii) for all other purposes, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust, Thornburg Mortgage Securities Trust 2007-2.

“Correspondent Sellers Guide”: The Initial Seller’s Correspondent Sellers Guide, revised June 5, 2006, as amended by Regulation AB Amendment dated December 1, 2005, and as revised and/or amended from time to time.

“Current Interest”: On each Payment Date, the amount of interest which each Class of Notes is entitled to receive (to the extent of funds available) for the related Accrual Period, which is equal to (a) interest at the applicable Note Interest Rate on the Class Principal Amount or Class Notional Amount, as applicable, immediately prior to such Payment Date, of that Class plus (b) unpaid interest amounts consisting of the excess of all amounts calculated in accordance with clause (a) above on all prior Payment Dates over the amount actually distributed as interest on the prior Payment Dates.

“Custodian”: LaSalle and its successors acting as custodian of the Mortgage Files.

“Cut-Off Date”: With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on April 1, 2007. With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans.

“Cut-Off Date Principal Balance”: With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Definitive Notes”: As defined in the Indenture.

“Delaware Trust Statute”: Chapter 38 of Title 12 of the Delaware Code, 12 Dec. C. Section 3801 et. seq. as the same may be amended from time to time.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans pursuant to Section 2.04.

“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made by the succeeding Due Date.

“Deposit Date”: The day in each calendar month on which the Securities Administrator is required to remit payments from the Collection Account to the Note Payment Account, which is the 24th day of each calendar month no later than 1:00 p.m. (New York City time) (or, if such 24th day is not a Business Day, the immediately preceding Business Day).

“Depositor”: Structured Asset Securities Corporation, a Delaware corporation, having its principal place of business in New York, or its successor in interest.

“Determination Date”: For any Payment Date and each Mortgage Loan, the date each month, as set forth in the related Servicing Agreement, on which the related Servicer determines the amount of all funds required to be remitted to the Master Servicer on the Servicer Remittance Date with respect to the Mortgage Loans it is servicing.

“Due Date”: With respect to each Mortgage Loan and any Payment Date, the first day of the calendar month in which such Payment Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Payment Date, the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

“Eligible Account”: Any of

(i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of each Rating Agency at the time any amounts are held on deposit therein;

(ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Securities Administrator and the Indenture Trustee and to each Rating Agency, the Indenture Trustee on behalf of Noteholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Notes as evidenced by a letter from such Rating Agency to the Securities Administrator and the Indenture Trustee. Eligible Accounts may bear interest.

“Employee Loan”: Any Mortgage Loan identified as such in the Mortgage Loan Schedule and which was originated by the Initial Seller, which provides for an increase in the Loan Rate thereof in the event of the change of employment of the Mortgagor thereunder.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

“Event of Default”: In respect of the Master Servicer, one or more of the events (howsoever described) set forth in Section 7.01 hereof as an event or events upon the occurrence and continuation of which the Master Servicer may be terminated.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Fee”: With respect to any Mortgage Loan, the sum of (w) the Retained Interest, if any, (x) the Master Servicing Fee and (y) the related Servicing Fee with respect to the related Servicer.

“Expense Fee Rate”: With respect to any Mortgage Loan, the per annum rate at which the Expense Fee accrues for such Mortgage Loan as set forth in the Mortgage Loan Schedule.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Initial Seller, the Seller, TMI or Wells Fargo Bank, N.A., pursuant to or contemplated by Section 2.03, 3.25 and 10.01), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which it expects to be finally recoverable in respect thereof have been so recovered.

“Financial Asset”: The meaning specified in Section 8-102(a) of the New York UCC.

“Five-Year Hybrid Mortgage Loans”: The Mortgage Loans identified as such and as set forth on Schedule I hereto.

“Form 8-K Disclosure Information”: As defined in Section 3.19(c).

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“Gross Margin”: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Mortgage Loans”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 1 Notes”:  The Class A-1 Notes.

“Group 1 Percentage”: For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

“Group 1 Yield Maintenance Agreement”: The interest rate cap agreement by and between the Yield Maintenance Counterparty and the Securities Administrator, on behalf of the Issuer, including the ISDA Master Agreement and Schedule to the Master Agreement, the related confirmation (Ref No. IRG16263225.2A) and credit support annex, each dated as of April 27, 2007, relating to the Group 1 Notes.

“Group 2 Mortgage Loans”: A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Notes”: The Class A-2A and Class A-2B Notes.

“Group 2 Percentage”: For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

“Group 2 Yield Maintenance Agreement”: The interest rate cap agreement by and between the Yield Maintenance Counterparty and the Securities Administrator, on behalf of the Issuer, including the ISDA Master Agreement and Schedule to the Master Agreement, the related confirmation (Ref No. IRG16263344.2A) and credit support annex, each dated as of April 27, 2007, relating to the Group 2 Certificates.

“Group 3 Mortgage Loans” : A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 3 Notes”: The Class A-3A and Class A-3B Notes.

“Group 3 Percentage”: For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment Date.

“Group 3 Yield Maintenance Agreement”: The interest rate cap agreement by and between the Yield Maintenance Counterparty and the Securities Administrator, on behalf of the Issuer, including the ISDA Master Agreement and Schedule to the Master Agreement, the related confirmation (Ref No. IRG16263345.2A) and credit support annex, each dated as of April 27, 2007, relating to the Group 3 Certificates.

“Holder” or “Securityholder”: The registered holder of any Note or Ownership Certificates as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Notes or Ownership Certificates registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee or the Owner Trustee or any Affiliate thereof (unless any such Person owns 100% of such Class or a 100% beneficial ownership in the Ownership Certificate) shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee and the Securities Administrator shall be protected in relying upon any such consent, only Notes and Ownership Certificates which a Responsible Officer of the Indenture Trustee or the Securities Administrator has actual knowledge to be so held shall be disregarded. The Indenture Trustee and the Securities Administrator may request and conclusively rely on certifications by the Depositor in determining whether any Notes or Ownership Certificates are registered to an Affiliate of the Depositor.

“Indemnified Persons”: The Issuer, the Indenture Trustee (individually in its corporate capacity and in its capacity as Indenture Trustee), the Custodian, the Owner Trustee (individually in its corporate capacity and in its capacity as Owner Trustee), the Master Servicer, the Initial Seller, the Seller, the Depositor and the Securities Administrator (in all capacities hereunder) and their officers, directors, agents and employees and, with respect to the Indenture Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Indenture”: The Indenture dated as of April 1, 2007, among the Issuer, the Indenture Trustee and the Securities Administrator, as such may be amended or supplemented from time to time.

“Indenture Trustee”: LaSalle Bank National Association, not in its individual capacity but solely as Indenture Trustee, or any successor in interest which accepts its appointment as Indenture Trustee hereunder and agrees to act in such capacity in accordance herewith.

“Indenture Trustee Fee”: The annual ongoing fee of the Indenture Trustee payable by the Master Servicer on behalf of the Issuer as provided in Section 8.05 and pursuant to the terms of a separate fee letter between the Indenture Trustee and Thornburg.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01 of the Securities and Exchange Commission’ Regulation S.X. When used with respect to any other specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above.

“Index”: With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Note Principal Amount”: With respect to any Notes (other than the Class A-X Notes), the amount designated “Original Principal Amount of this Note” on the face thereof.

“Initial Note Notional Amount”: With respect to the Class A-X Notes, the amount designated “Original Notional Amount of this Note” on the face thereof.

“Initial One-Month LIBOR Rate”: 5.320%

“Initial Mortgage Loan Group 1 Balance”: $149,436,398.18.

“Initial Mortgage Loan Group 2 Balance”: $645,111,612.23.

“Initial Mortgage Loan Group 3 Balance”: $518,689,876.04.

“Initial Seller”: Thornburg, in its capacity as seller under the TMFI Mortgage Loan Purchase Agreement.

“Insurance Proceeds”: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the related Servicing Agreement.

“Interest Distribution Amount”: With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (1) all interest received or advanced by the Servicer of the Mortgage Loan or the Master Servicer in the related Due Period and available in the Note Payment Amount on that Payment Date, less any related Servicing Fees, Master Servicing Fees and Retained Interest; (2) all Compensating Interest Payments paid with respect to the Mortgage Loan, if the Mortgage Loan was prepaid during the related Prepayment Period and (3) the portion of any Purchase Price or other amount paid with respect to the Mortgage Loans allocable to interest; minus the Group 1 Percentage, Group 2 Percentage or Group 3 Percentage, as applicable, of any fees or other amounts reimbursable to the Master Servicer (other than the Master Servicer Fee), the Servicer (other than Servicing Fees), the Securities Administrator, the Indenture Trustee (other than its Indenture Trustee Fee), the Custodian (other than its fees) and the Owner Trustee (other than its Owner Trustee Fee) pursuant to the Operative Agreements.

“Interest Shortfall”: With respect to any Payment Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act or similar state or local law, an amount determined as follows:

(a) Principal Prepayments in part received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(b) Principal Prepayments in full received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(c) any Relief Act Reductions for such Payment Date.

“Issuer”: Thornburg Mortgage Securities Trust 2007-2.

“Item 1122 Responsible Party”: As defined in Section 3.22.

“LaSalle”: LaSalle Bank National Association.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Determination Date”: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for each Class of Offered Notes.

“Liquidated Mortgage Loan”: As to any Payment Date, any Mortgage Loan in respect of which the related Servicer or the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Estate by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Estate by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the related Servicing Agreement.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicers, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related Servicing Agreement, other than Subsequent Recoveries; provided that (i) with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale and (ii) with respect to a defaulted Additional Collateral Mortgage Loan, “Liquidation Proceeds” shall also include the amount realized on the related Additional Collateral, including any amounts paid under any Surety Bond.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Collateral Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination less the Base Value of any related Additional Collateral and the denominator of which is the Value of the related Mortgaged Property.

“Loan-to-Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Majority Securityholders”: Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holder of the Ownership Certificates shall be excluded from any rights or actions of the Majority Securityholders during such period); and thereafter, the holder or holders of in excess of 50% of the Percentage Interests of the Ownership Certificates.

“Master Servicer”: Wells Fargo Bank, N.A., or any successor Master Servicer appointed as herein provided.

“Master Servicer Clean-Up Call Date”: As defined in Section 10.01(a).

“Master Servicer Clean-Up Call Right”: The option of Wells Fargo Bank, N.A., so long as it is acting as Master Servicer, to purchase the outstanding Mortgage Loans and REO Properties on the Master Servicer Clean-Up Call Date.

“Master Servicing Fee”: As to any Payment Date and each related Mortgage Loan, an amount equal to the product of the applicable Master Servicing Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Master Servicing Fee for any Mortgage Loan shall be payable in respect of any Payment Date solely from the interest portion of the Monthly Payment or other payment or recovery with respect to such Mortgage Loan.

“Master Servicing Fee Rate”: 0.010% per annum.

“Master Servicing Guide”: Wells Fargo Conduit and Norwest Conduit Servicing Guide, dated January 1997, as amended.

“Maximum Loan Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for any MERS Mortgage Loan.

“Modifiable Mortgage Loan”: Any Mortgage Loan which, at the option of the Mortgagor and in accordance with the terms of the related Mortgage Note, may have the related Mortgage Rate modified to any adjustable rate or hybrid product offered at the time by the related originator.

“Modified Mortgage Loan”: Any Modifiable Mortgage Loan as to which the related Mortgagor has exercised the right to modify the Mortgage Rate.

“Modified Mortgage Loan Schedule”: With respect to each Payment Date, a schedule prepared by the Master Servicer pursuant to Section 3.25(c) listing each Modifiable Mortgage Loan that has become a Modified Mortgage Loan during the immediately preceding Due Period, and the Purchase Price for each such Modified Mortgage Loan.

“MOM Loan”: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state or local law; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to the applicable provisions of the related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including Cooperative Loans) transferred and assigned to the Indenture Trustee for the benefit of the Noteholders pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Estate, the Mortgage Loans so held being identified in the Mortgage Loan Schedule or Schedule I hereto.

“Mortgage Loan Group 1”: At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Mortgage Loan Group 2”: At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Mortgage Loan Group 3”: At any time, the Group 3 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Mortgage Loan Group”: Any of Mortgage Loan Group 1, Mortgage Loan Group 2 or Mortgage Loan Group 3, as the context requires.

“Mortgage Loan Group Balance”: As to each Mortgage Loan Group and any Payment Date, the aggregate of the Scheduled Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Payment Date occurs, of the Mortgage Loans in such Mortgage Loan Group that were Outstanding Mortgage Loans on such date.

“Mortgage Loan Purchase Agreement”: Each of the TMFI Mortgage Loan Purchase Agreement and the SASCO Mortgage Loan Purchase Agreement. References in this Agreement to the “applicable” or “related” Mortgage Loan Purchase Agreement means the TMFI Mortgage Loan Purchase Agreement, in the case of the Initial Seller, and the SASCO Mortgage Loan Purchase Agreement, in the case of the Seller.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Estate on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	the Mortgagor’s name;

(iii)	the street address of the Mortgaged Property, including the state and five-digit ZIP code;

(iv)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)
a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse, (f) a cooperative or (g) other type of Residential Dwelling;

(vi)
if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)	the original months to maturity;

(viii)	the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)	the Loan-to-Value Ratio at origination;

(x)	the value of any Additional Collateral at origination;

(xi)	the Loan-to-Collateral Value Ratio at origination;

(xii)	the Loan Rate in effect immediately following the Cut-Off Date;

(xiii)	the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xiv)	the stated maturity date;

(xv)	the Master Servicing Fee Rate and the Servicing Fee Rate, if any;

(xvi)	whether such loan is an Additional Collateral Mortgage Loan or an Employee Loan;

(xvii)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Scheduled Principal Balance;

(xviii)	the original principal balance of the Mortgage Loan;

(xix)	the Scheduled Principal Balance of the Mortgage Loan on the Cut-Off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xx)	the Index and Gross Margin specified in related Mortgage Note;

(xxi)	the next Adjustment Date, if applicable;

(xxii)	the Maximum Loan Rate, if applicable;

(xxiii)	the Value of the Mortgaged Property;

(xxiv)	the sale price of the Mortgaged Property, if applicable;

(xxv)	the product code;

(xxvi)	the Expense Fee Rate therefor;

(xxvii)	the Servicer that is servicing such Mortgage Loan and the originator of such Mortgage Loan; and

(xxviii)
whether the Mortgage Loan is an Adjustable Rate Mortgage Loan, a Three-Year Hybrid Mortgage Loan, a Five-Year Hybrid Mortgage Loan, a Seven-Year Hybrid Mortgage Loan or a Ten-Year Hybrid Mortgage Loan.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Indenture Trustee (or the Master Servicer) shall not disclose such information except to the extent disclosure may be required by any law or regulatory or administrative authority; provided, however, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and any auditors in connection with the performance of its responsibilities hereunder.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Scheduled Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds net of Advances, related Servicing Advances, Master Servicing Fee, related Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property, and any related Retained Interest.

“Net Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Master Servicing Fee Rate and Retained Rate, if any.

“Nonrecoverable”: The determination by the Master Servicer or the related Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Note”: Any of the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

“Note Interest Rate”: With respect to each Class of Notes and any Payment Date, the applicable per annum rate described in the footnotes to the table in the Preliminary Statement hereto:

“Note Payment Account”: The account maintained by the Securities Administrator pursuant to Section 4.04 hereof which shall be entitled “Note Payment Account, Wells Fargo Bank, N.A., as Securities Intermediary for LaSalle Bank National Association, as Indenture Trustee, in trust for the registered Noteholders of Thornburg Mortgage Securities Trust 2007-2, Mortgage-Backed Notes, Series 2007-2” and which must be an Eligible Account.

“Note Principal Amount”: With respect to each Note of a given Class (other than a Notional Note) and any date of determination, the product of (i) the Class Principal Amount of such Class and (ii) the applicable Percentage Interest of such Note.

“Note Register” and “Note Registrar”: As defined in the Indenture.

“Noteholder” or “Holder”: As defined in the Indenture.

“Notional Note”: Any Class A-X Note.

“Offered Notes”: Any Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes.

“Offering Documents”: The Prospectus Supplement, the Prospectus and the Private Placement Memorandum.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller, the Master Servicer, the Securities Administrator or the Depositor, as applicable.

“One-Month LIBOR”: In the case of the Offered Notes, with respect to the first Accrual Period, the Initial One-Month LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (“BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, One-Month LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

(b) The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of Note Interest Rates applicable to the Offered Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“One-Year LIBOR”: With respect to the Offered Notes and any Accrual Period in which the Note Interest Rate of a Class of Offered Notes is indexed off of One-Year LIBOR, a per annum rate determined on the LIBOR Determination Date in the following manner by the Securities Administrator on the basis of the “Interest Settlement Rate” set by the BBA for one-year United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Securities Administrator will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, One-Year LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

(b) The establishment of One-Year LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of Note Interest Rates applicable to the Offered Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“Operative Agreements”: The Trust Agreement, the Certificate of Trust, this Agreement, the Mortgage Loan Purchase Agreements, the Indenture, the Administration Agreement, the Yield Maintenance Agreements, the Auction Administration Agreement, the Auction Swap Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Owner Trustee, the Securities Administrator, the Master Servicer, the Indenture Trustee or the Issuer is a party.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Initial Seller, the Seller, the Master Servicer, the Securities Administrator or the Indenture Trustee, acceptable to the Indenture Trustee or the Securities Administrator, as applicable, but which must be Independent outside counsel concerning federal income tax matters.

“Optional Notes Purchase Date”: As defined in the Indenture.

“Optional Notes Purchase Right”: As defined in the Indenture.

“Original Applicable Credit Support Percentage”: With respect to each Class of Subordinate Notes, the corresponding percentage set forth below opposite its Class designation:

Class B-1	2.10%
Class B-2	1.40%
Class B-3	1.00%
Class B-4	0.55%
Class B-5	0.20%
Class B-6	0.00%

“Original Class Notional Amount”: With respect to the Class A-X Notes, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Class Principal Amount”: With respect to each Class of Notes other than the Notional Notes, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Amount”: The aggregate of the Original Class Principal Amounts of the Classes of Subordinate Notes.

“Original Trust Agreement”: The Trust Agreement dated as of April 20, 2007 by and between the Owner Trustee and the Depositor pursuant to which the Issuer was formed by filing of the Certificate of Trust.

“Outstanding Mortgage Loan”: As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Overcollateralized Group”: With respect to any Payment Date and any Group 1 Notes, Group 2 Notes or Group 3 Notes as to which the aggregate Class Principal Amount thereof after giving effect to payments pursuant to Section 5.01(a) on such Payment Date, is less than the sum of (i) the Scheduled Principal Balances of the related Mortgage Loan Group as of the last day of the related Due Period and (ii) amounts, if any, on deposit in the Reserve Fund with respect to such Group or Groups of Notes for such Payment Date.

“Owner Trustee”: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee under the Trust Agreement, or any successor in interest which accepts its appointment as Owner Trustee and agrees to act in such capacity in accordance with the Trust Agreement.

“Owner Trustee Fee”: The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee as provided in Section 8.05 and pursuant to the terms of a separate fee letter agreement.

“Ownership Certificate”: A certificate representing an undivided beneficial ownership interest in the Trust, substantially in the form attached as Exhibit A to the Trust Agreement.

“Paying Agent”: Initially, the Securities Administrator, in its capacity as paying agent for the Notes under the Indenture and paying agent for the Certificates under the Trust Agreement, or any successor to the Securities Administrator in such capacity.

“Payment Date”: The 25th day of the month, or, if such day is not a Business Day, the next Business Day commencing in May 2007.

“Payment Date Statement”: As defined in Section 5.04(a) hereof.

“PCAOB”: The Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Initial Note Principal Amount or Initial Note Notional Amount, as applicable, represented by such Note and the denominator of which is the Original Class Principal Amount or Original Class Notional Amount, as applicable, of the related Class. With respect to any Ownership Certificate, the Percentage Interest noted on the face of such certificate.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Securities Administrator, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates or for which an Affiliate of the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator or the Master Servicer serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee, the Owner Trustee, the Master Servicer or the Securities Administrator or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agencies;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Indenture Trustee, the Owner Trustee, the Master Servicer or the Securities Administrator or an affiliate thereof having the highest applicable rating from each Rating Agency; and

(vii) if previously confirmed in writing to the Indenture Trustee or the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Offered Notes;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance”: As to any Payment Date, the aggregate of the Scheduled Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Payment Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on such date.

“Prepayment Penalty Amount”: With respect to any Mortgage Loan and each Payment Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, but only to the extent required to be remitted to the Master Servicer on the applicable Servicer Remittance Date under the terms of the related Servicing Agreement.

“Prepayment Period”: With respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

“Primary Insurance Policy”: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”: As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”: For any Payment Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Amount of such Undercollateralized Group for such Payment Date, after giving effect to payments pursuant to Section 5.01(a) on such date over the sum of (i) the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the Close of Business on the last day in the related Due Period and (ii) amounts, if any, on deposit in the Reserve Fund with respect to the related Undercollateralized Group or Groups for such Payment Date.

“Principal Distribution Amount”: With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (a) each Monthly Payment of principal collected or advanced on the Mortgage Loans by the related Servicer or the Master Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased or purchased Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (c) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans (other than Subsequent Recoveries), (f) all Principal Prepayments in part or in full on Mortgage Loans applied by the Servicers or the Master Servicer during the related Prepayment Period, (g) all Subsequent Recoveries received during the related Prepayment Period and (h) on the Payment Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Clean-Up Call Purchase Price in respect of principal.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Privately Offered Notes”: Collectively, the Class A-X Notes and the Subordinate Notes.

“Private Placement Memorandum”: The Confidential Private Placement Memorandum dated April 25, 2007 relating to the Privately Offered Notes.

“Pro Rata Share”: As to any Payment Date and any Class of Subordinate Notes, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the Class Principal Amount of that Class and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Notes.

“Proprietary Lease”: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”: The Prospectus Supplement, together with the accompanying prospectus, dated March 26, 2007, relating to the Offered Notes.

“Prospectus Supplement”: That certain Prospectus Supplement, dated April 25, 2007, relating to the initial sale of the Offered Notes.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.04, Section 3.25 or Section 10.01 hereof, and as confirmed by an Officers’ Certificate from the Initial Seller or the Seller, as applicable, to the Indenture Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as is provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.04 hereof, any costs and damages incurred by the Indenture Trustee in respect of a breach or defect giving rise to the purchase obligations or by the Issuer in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all Monthly Payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and the Loan-to-Collateral Value Ratio, respectively, of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.05 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratio and Loan-to-Collateral Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Each of Moody’s and S&P and any respective successors thereto. If Moody’s, S&P or their respective successors shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency or agencies, or other comparable Person or Persons, as shall have been designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Securities Administrator and the Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Record Date”: With respect to each Payment Date and the Offered Notes, the Business Day preceding the applicable Payment Date so long as such Offered Notes remain Book-Entry Notes and otherwise the Record Date shall be same as for the Privately Offered Notes. For each Class of Privately Offered Notes, the last Business Day of the calendar month preceding the month in which such Payment Date occurs.

“Refinancing Mortgage Loan”: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each party, as set forth on Exhibit Q attached hereto and any similar exhibit set forth in each Servicing Agreement in respect of each Servicer. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Indenture Trustee (in its capacity as Custodian) or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended.

“Relief Act Reductions”: With respect to any Payment Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or similar state or local law, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Scheduled Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state or local law.

“Remittance Report”: The Master Servicer’s Remittance Report to the Securities Administrator providing information with respect to each Mortgage Loan which is provided no later than the second Business Day following each Determination Date and which shall contain such information as may be agreed upon by the Master Servicer and the Securities Administrator and which shall be sufficient to enable the Securities Administrator to prepare the related Payment Date Statement.

“REO Account”: The account or accounts maintained by a Servicer in respect of an REO Property pursuant to the related Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Estate, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Clean-Up Call Purchase Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the related Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the applicable Servicer pursuant to the applicable provisions of the related Servicing Agreement for unpaid Master Servicing Fees and Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the applicable Servicer on behalf of the Issuer through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the related Servicing Agreement.

“Reportable Event”: As defined in Section 3.19(c).

“Reporting Servicer”: As defined in Section 3.19(b).

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Reserve Fund”: The reserve fund created and maintained by the Securities Administrator pursuant to Section 4.06 which shall be entitled “Reserve Fund, Wells Fargo Bank, N.A., as Securities Intermediary for LaSalle Bank National Association, as Indenture Trustee, in trust for the Holders of the Thornburg Mortgage Securities Trust 2007-2 Mortgage-Backed Notes Series 2007-2, and which must be an Eligible Account.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Responsible Officer”: When used with respect to the Indenture Trustee or the Securities Administrator, any director, any vice president, any assistant vice president, any associate assigned to the Corporate Trust Office (or similar group) or any other officer of the Indenture Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers, in each case, having direct responsibilities for the administration of the Operative Agreements to which the Indenture Trustee or the Securities Administrator is a party and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”: As defined in Section 5.01(e).

“Retained Interest”: As to any Employee Loans originated by Thornburg and each Payment Date, interest accrued on the Principal Balance thereof at the Retained Rate.

“Retained Interest Holder”: With respect to each Employee Loan, the Initial Seller or any successor in interest by assignment or otherwise.

“Retained Rate”: As of the Cut-off Date, and for each Due Period thereafter, 0.00% per annum; provided, however, if the related Mortgagor of the Employee Loan ceases to be an employee or a director of Thornburg or its Affiliates, the amount of the increase in the per annum rate set forth in the related Mortgage Note.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification covering the activities of all Servicing Function Participants (excluding the Custodian) and the Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Initial Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“SASCO Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement between the Seller and the Depositor, dated as of April 1, 2007 regarding the sale of the Mortgage Loans, the Contractual Rights and the TMFI Contractual Rights by the Seller to the Depositor.

“Scheduled Principal Balance”: With respect to any Mortgage Loan: (a) as of the Payment Date in May 2007, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, as shown in the Mortgage Loan Schedule, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the applicable Servicer as recoveries of principal in accordance with the applicable provisions of the related Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination; and (c) as of any date of determination subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (x) as of any date of determination up to and including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Securities”: Collectively, the Notes and the Ownership Certificates.

“Securities Act”: The Securities Act of 1933, as amended and the rules and regulations thereunder.

“Securities Administrator”: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Securities Intermediary”: The Person acting as Securities Intermediary under this Agreement (which is Wells Fargo Bank, N.A.), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 4.07.

“Security Agreement”: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the New York UCC.

“Seller”: TMFI, in its capacity as seller under the SASCO Mortgage Loan Purchase Agreement and this Agreement.

“Sellers”: The Initial Seller and the Seller.

“Senior Credit Support Depletion Date”: The date on which the Class Principal Amount of each Class of Subordinate Notes has been reduced to zero.

“Senior Percentage”: With respect to any Payment Date and a Mortgage Loan Group, the percentage equivalent of a fraction (which shall not be greater than 100%) the numerator of which is the aggregate of the Class Principal Amount of the Class or Classes of Offered Notes relating to that Mortgage Loan Group immediately prior to such Payment Date and the denominator of which is the Scheduled Principal Balance of all Mortgage Loans in that Mortgage Loan Group for that Payment Date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage Loan Group, the Senior Percentage for such Mortgage Loan Group will be equal to 0%; and, provided, further, that on any Payment Date after a Senior Termination Date has occurred with respect to two Mortgage Loan Groups, the Senior Percentage of the remaining Offered Notes is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the remaining Class or Classes of Offered Notes immediately prior to such date and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Notes, immediately prior to such date.

“Senior Prepayment Percentage”: For each Mortgage Loan Group and any Payment Date occurring before May 2014, 100%. Except as provided herein, the Senior Prepayment Percentage for each Mortgage Loan Group and any Payment Date occurring on or after the seventh anniversary of the first Payment Date will be as follows: (i) from May 2014 through April 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Payment Date; (ii) from May 2015 through April 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Payment Date; (iii) from May 2016 through April 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Payment Date; (iv) from May 2017 through April 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Payment Date; and (v) from and after May 2018, the related Senior Percentage for such Payment Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for any Mortgage Loan Group on a Payment Date, unless the Step Down Conditions are satisfied with respect to such Payment Date; and provided, further, that if on any Payment Date occurring on or after the Payment Date in May 2014, the Senior Percentage for such Mortgage Loan Group exceeds the initial Senior Percentage for such Mortgage Loan Group, the Senior Prepayment Percentage for each Mortgage Loan Group for such Payment Date will again equal 100%.

Notwithstanding the above, (i) if on any Payment Date prior to May 2010 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for such Payment Date plus 50% of an amount equal to the Subordinate Percentage for such Payment Date and (ii) if on any Payment Date in or after May 2010 the Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the Senior Percentage for such Payment Date; provided, however, on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage Loan Group, the Servicer Prepayment Percentage will equal 0% for the related Mortgage Loan Group.

“Senior Principal Distribution Amount”: For each Mortgage Loan Group and any Payment Date, the sum of:

(1) the product of (a) the related Senior Percentage and (b) the principal portion of each Monthly Payment on each Mortgage Loan in the related Mortgage Loan Group due during the related Due Period;

(2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial Principal Prepayment made by a borrower on a Mortgage Loan in the related Mortgage Loan Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a Qualified Substitution Mortgage Loan, amounts representing a Substitution Adjustment) of any Mortgage Loan in the related Mortgage Loan Group actually received by the Securities Administrator during the related Prepayment Period;

(3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period, the lesser of (a) the related Net Liquidation Proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance of such Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid.

“Senior Termination Date”: For any Mortgage Loan Group, the date on which the aggregate Class Principal Amount of the related Class or Classes of Offered Notes is reduced to zero.

“Servicer”: Each of the several primary servicers of the Mortgage Loans as set forth in Exhibit N hereto and any successors thereto or replacement therefor.

“Servicer Remittance Date”: With respect to each Mortgage Loan, the 18th day of each month, or the next Business Day if such 18th day is not a Business Day or if provided in the related Servicing Agreement, the preceding Business Day if such 18th day is not a Business Day.

“Service(s)(ing)”: In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. Any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

“Servicing Account”: Any account established and maintained for the benefit of the Master Servicer or the Trust by a Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the respective Servicing Agreement.

“Servicing Advances”: With respect to any Servicer or the Master Servicer (including the Indenture Trustee in its capacity as successor Master Servicer), all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by any Servicer or the Master Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the related Servicing Agreements.

“Servicing Agreement”: The servicing agreements relating to the Mortgage Loans as set forth in Exhibit N hereto, servicing arrangements for any Mortgage Loans under the Seller’s Correspondent Sellers Guide, and any other servicing agreement entered into between a successor servicer and the Seller or the Indenture Trustee on behalf of the Trust pursuant to the terms hereof.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Servicer and each Mortgage Loan serviced by such Servicer and for any calendar month, the fee payable to such Servicer determined pursuant to the related Servicing Agreement.

“Servicing Fee Rate”: With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

“Servicing Function Participant”: Any Sub-Servicer or Subcontractor, other than each Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator, in each case that is participating in the servicing function within the meaning of Regulation AB.

“Servicing Officer”: Any officer of a Master Servicer or Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Indenture Trustee, the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Seven-Year Hybrid Mortgage Loans”: The Mortgage Loans identified as such on Schedule I hereto.

“Significant Modification”: As defined in Section 3.25.

“Significant Modification Loan”: As defined in Section 3.25.

“S&P”: Standard & Poor’s Rating Services (a division of The McGraw-Hill Companies, Inc.).

“Stated Maturity Date”: As defined in the Indenture.

“Step Down Conditions”: As of any Payment Date on which any decrease in any Senior Prepayment Percentage may apply, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure), averaged over the preceding six month period, as a percentage of the aggregate of the Class Principal Amount of the Classes of Subordinate Notes on such Payment Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

•
for any Payment Date on or after the seventh anniversary until the eighth anniversary of the first Payment Date, 30% of the aggregate Class Principal Amounts of the Subordinate Notes as of the Closing Date,

•
for any Payment Date on or after the eighth anniversary until the ninth anniversary of the first Payment Date, 35% of the aggregate Class Principal Amounts of the Subordinate Notes as of the Closing Date,

•
for any Payment Date on or after the ninth anniversary until the tenth anniversary of the first Payment Date, 40% of the aggregate Class Principal Amounts of the Subordinate Notes as of the Closing Date,

•
for any Payment Date on or after the tenth anniversary until the eleventh anniversary of the first Payment Date, 45% of the aggregate Class Principal Amounts of the Subordinate Notes as of the Closing Date, and

•	for any Payment Date on or after the eleventh anniversary of the first Payment Date, 50% of the aggregate Class Principal Amounts of the Subordinate Notes as of the Closing Date.

“Strike Rate”: For the Yield Maintenance Agreement relating to the Class A-1 Notes, the excess of (i) the related Class A Available Funds Cap Rate over (ii) the Class A-1 Margin.

For the Yield Maintenance Agreement relating to the Group 2 Notes, the excess of (i) the related Class A Available Funds Cap Rate over (ii) the weighted average of the Class A-2A Margin and Class A-2B Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

For the Yield Maintenance Agreement relating to the Group 3 Notes, the excess of (i) the related Class A Available Funds Cap Rate over (ii) the weighted average of the Class A-3A Margin and Class A-3B Margin (weighted on the basis of the related Notes’ Class Principal Amounts for the immediately preceding Payment Date, after giving effect to distributions and allocations of Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee or the Securities Administrator.

“Subordinate Component”: For any Payment Date and with respect to any Mortgage Loan Group, the product of (a) the excess, if any, of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group, as of the first day of the related Due Period, plus any amounts on deposit in the Reserve Fund attributable to such Mortgage Loan Group, as of such Payment Date over the aggregate Class Principal Amount of the related Offered Notes immediately prior to such Payment Date multiplied by (b) the quotient of (i) the aggregate Class Principal Amount of the Subordinate Notes immediately prior to such Payment Date and (ii) the sum of the amounts described in clause (a) for each Mortgage Loan Group.

“Subordinate Note”: Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Notes.

“Subordinate Percentage”: For each Mortgage Loan Group and any Payment Date, the difference between 100% and the related Senior Percentage for such Payment Date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to two Mortgage Loan Groups, the Subordinate Percentage will represent the entire interest of the Subordinate Notes in the Mortgage Loans and will be equal to the difference between 100% and the related Senior Percentage for such Payment Date.

“Subordinate Prepayment Percentage”: For each Mortgage Loan Group and any Payment Date, the difference between 100% and the Senior Prepayment Percentage for such Mortgage Loan Group for such Payment Date.

“Subordinate Principal Distribution Amount”: For each Mortgage Loan Group and any Payment Date, an amount equal to the sum of:

(1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each Monthly Payment on each Mortgage Loan in the related Mortgage Loan Group due during the related Due Period;

(2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial Principal Prepayment made by a borrower on a Mortgage Loan in the related Mortgage Loan Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a Qualified Substitute Mortgage Loan, amounts representing a Substitution Adjustment) of any Mortgage Loan in the related Mortgage Loan Group actually received by the Securities Administrator with respect to the related Prepayment Period;

(3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Loan Group that was finally liquidated during the related Prepayment Period, the related Net Liquidation Proceeds allocable to principal (to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount for the related Mortgage Loan Group); and

(4) any amounts described in clauses (1) through (3) for any previous Payment Date that remain unpaid.

“Sub-Servicer”: Any Person that (i) services Mortgage Loans on behalf of any Servicer, the Master Servicer, the Securities Administrator, the Trustee or the Custodian and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

“Subsequent Recovery”: With respect to any Payment Date and a Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the related Prepayment Period to such Payment Date and with respect to which the related Realized Loss was allocated to one or more Classes of Notes, an amount received in respect of such Liquidated Mortgage Loan during the related Prepayment Period, net of any reimbursable expenses.

“Substitution Adjustment”: As defined in Section 2.04(d) hereof.

“Surety Bond”: Not applicable.

“Swap Proceeds Account”: The account maintained by the Auction Administrator pursuant to the Auction Administration Agreement.

“Telerate Page 3750”: The display currently so designated as “Page 3750” on the Dow Jones Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

“Ten-Year Hybrid Mortgage Loans”: The Mortgage Loans identified as such on Schedule I hereto.

“Thornburg”: Thornburg Mortgage Home Loans, Inc., a Delaware corporation, and its successors and assigns.

“Three-Year Hybrid Mortgage Loans”: The Mortgage Loans identified as such on Schedule I hereto.

“TMFI”: Thornburg Mortgage Funding, Inc., a Delaware corporation, and its successors and assigns.

“TMFI Contractual Rights”: As defined in the Preliminary Statement.

“TMFI Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement between the Initial Seller and TMFI dated as of April 1, 2007, regarding the transfer of the Mortgage Loans by Initial Seller to TMFI including the Initial Seller’s rights and interest in the Servicing Agreements listed in Exhibit N hereto.

“TMI”: Thornburg Mortgage, Inc., a Maryland corporation, and its successors and assigns.

“Trust”: The Issuer.

“Trust Account”: The Collection Account, the Note Payment Account, each Servicing Account, the Swap Proceeds Account, the Auction Proceeds Account and the Reserve Fund, as the context requires.

“Trust Account Property”: The Trust Accounts, the Certificate Distribution Account, all amounts and investments held from time to time in the Trust Accounts, the Certificate Distribution Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

“Trust Agreement”: The Original Trust Agreement as amended and restated by the Amended and Restated Trust Agreement dated April 27, 2007 by and among the Depositor, the Owner Trustee and the Securities Administrator.

“Trust Estate”: The assets subject to this Agreement and the Indenture, (including those transferred by the Depositor to the Issuer) and pledged by the Issuer to the Indenture Trustee, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, together with all collections thereon (including any Insurance Proceeds, Liquidation Proceeds or other recoveries) and proceeds thereof (but not including any Prepayment Penalty Amounts), (ii) any REO Property, together with all collections thereon (including any Insurance Proceeds, Liquidation Proceeds or other recoveries) and proceeds thereof, (iii) the Indenture Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreements (including any security interest created thereby); (v) the Trust Accounts (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vi) all right, title and interest of the Issuer in and to each security or pledge agreement or guarantee in respect of Additional Collateral (including any Surety Bond supporting any Additional Collateral Mortgage Loan, the Issuer’s security interest in and to any Additional Collateral and the Issuer’s rights to require payment in any Additional Collateral Mortgage Loan pursuant to the related Servicing Agreement), (vii) all right, title and interest of the Issuer in and to each of the Servicing Agreements, (viii) all right, title and interest of the Issuer under the Administration Agreement and the Yield Maintenance Agreements and (ix) all proceeds of the foregoing. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date), (2) all income and gain realized from Permitted Investments of funds on deposit in the Collection Account and the Note Payment Account, (3) any Prepayment Penalty Amounts and (4) any Retained Interest.

“Two Times Test”: As to any Payment Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure), averaged over the preceding six-month period, as a percentage of the aggregate of the Class Principal Amounts of the Subordinate Notes, does not equal or exceed 50%; and (iii) on or after the Payment Date in May 2010, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Amount, or prior to the Payment Date in March 2010, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Amount.

“Undercollateralized Group”: With respect to any Payment Date, any Group 1 Notes, Group 2 Notes or Group 3 Notes as to which the aggregate Class Principal Amount thereof, after giving effect to distributions pursuant to Section 5.01(a) on such Payment Date, is greater than the sum of (i) the Scheduled Principal Balances of the related Mortgage Loan Group as of the last day of the related Due Period and (ii) amounts, if any, then on deposit in the Reserve Fund with respect to such Group or Groups of Notes for such Payment Date.

“Undercollateralization Payment”: As defined in Section 5.01(f)(ii).

“Uniform Commercial Code”: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“Value”: With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i) the value of such Mortgaged Property as determined by an appraisal, or an automated valuation model (AVM) in lieu of an appraisal, made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is generally based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder.

“Voting Rights”: The portion of the voting rights of all of the Notes which is allocated to such Note. 99% of the voting rights shall be allocated among the Classes of Notes (other than the Class A-X Notes), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class and the denominator of which is the aggregate of the Class Principal Amounts then outstanding and 1% of the voting rights shall be allocated to the Holders of the Class A-X Notes. The voting rights allocated to a Class of Notes shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Note Principal Amount or Note Notional Amount of each Note of such Class and the denominator of which is the Class Principal Amount or Class Notional Amount of such Class; provided, however, that any Note registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

“Writedown Amount”: The reduction described in Section 5.03(c).

“Yield Maintenance Agreement”: Any of the Group 1 Yield Maintenance Agreement, the Group 2 Yield Maintenance Agreement or the Group 3 Yield Maintenance Agreement, as applicable.

“Yield Maintenance Amount”: For any Payment Date, the amount, if any, to be paid by the Yield Maintenance Counterparty to the Securities Administrator pursuant to a Yield Maintenance Agreement, as calculated by the Yield Maintenance Counterparty based on information in the Payment Date Statement delivered to it pursuant to Section 5.04.

“Yield Maintenance Counterparty”: The Royal Bank of Scotland plc.

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

SECTION 2.01. Conveyance of Mortgage Loans.

In consideration of the Issuer’s delivery of the Notes and the Ownership Certificates to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over and otherwise convey to the Issuer without recourse, subject to Sections 2.02, 2.03, 2.04 and 2.05, all of the right, title and interest of the Depositor in and to the Trust Estate. To facilitate the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Issuer hereby directs the Depositor to assign and deliver the Trust Estate directly to the Indenture Trustee. The Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Securityholders and for the purposes and subject to the terms and conditions set forth in this Agreement and the Indenture. Concurrently with such receipt, the Issuer has issued and delivered the Securities to or upon the order of the Depositor, in exchange for the Trust Estate.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Issuer or the Indenture Trustee of any obligation of the Depositor, the Sellers or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein. Upon the issuance of the Notes, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders.

For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(i)
any property, assets or rights purported to be transferred, in whole or in part, by the Depositor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Depositor;

(ii)
none of the Depositor, its creditors or, in any insolvency proceeding with respect to the Depositor or the Depositor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Depositor any property, assets or rights purported to be transferred, in whole or in part, by the Depositor pursuant to this Agreement (including the Assignment);

(iii)
in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Depositor or the Depositor’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Depositor’s property, assets, rights or estate; and

(iv)	the transaction contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

In connection with such transfer and assignment, the Initial Seller, on behalf of the Seller, the Depositor and the Issuer, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Indenture Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)
the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of LaSalle Bank National Association, as Indenture Trustee for Thornburg Mortgage Securities Trust 2007-2, without recourse” or in blank, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)
originals or copies of any guarantee, security agreement or pledge agreement relating to any Additional Collateral, if applicable, and executed in connection with the Mortgage Note, assigned to the Indenture Trustee on behalf of the Issuer;

(iii)
except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage or a copy thereof certified by the public recording office in which such Mortgage has been recorded, and in the case of each MERS Mortgage Loan, the original Mortgage or a copy thereof certified by the public recording office in which such Mortgage has been recorded, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage or a copy thereof certified by the public recording office in which such Mortgage has been recorded and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney or a copy thereof certified by the public recording office in which such power of attorney has been recorded, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, an Initial Seller certified copy of such Mortgage or power of attorney, as the case may be, a notation that the original of such unrecorded Mortgage or power of attorney, as applicable, has been forwarded to the public recording office, or, in the case of an unrecorded Mortgage or power of attorney, as applicable, that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Initial Seller’s expense) acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Indenture Trustee’s interest in the Mortgage Loan;

(iv)
the original or a copy of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Initial Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Indenture Trustee (or its custodian) on behalf of the Issuer is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned to “LaSalle Bank National Association, as Indenture Trustee for Thornburg Mortgage Securities Trust 2007-2, without recourse” or in blank;

(vi)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Initial Seller’s expense) acceptable to the Indenture Trustee that such original intervening Assignment of Mortgage is not required to enforce the Indenture Trustee’s interest in the Mortgage Loans;

(vii)	the original or a copy of the lender’s title insurance policy; and

(viii)	with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Initial Seller agrees that it will take (or shall cause the applicable Servicer to take), at the expense of the Initial Seller (with the cooperation of the Depositor, the Seller, the Issuer, the Indenture Trustee and the Master Servicer), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned to the Indenture Trustee in accordance with this Agreement for the benefit of the Securityholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Notes issued in connection with the transfer of such Mortgage Loans to the Thornburg Mortgage Securities Trust 2007-2.

With respect to each Cooperative Loan the Initial Seller, on behalf of the Seller and the Depositor does hereby deliver to the Indenture Trustee (or Custodian) the related Cooperative Loan Documents and the Initial Seller will take (or shall cause the applicable Servicer to take), at the expense of the Initial Seller (with the cooperation of the Depositor, the Indenture Trustee and the Master Servicer) such actions as are necessary under applicable law (including but not limited to the Uniform Commercial Code) in order to perfect the interest of the Indenture Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Issuer or the Indenture Trustee) acceptable to the Indenture Trustee, each Rating Agency and the Master Servicer, recording in such states is not required to protect the Indenture Trustee’s interest in the related Mortgage Loans; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Initial Seller (or the Initial Seller will cause the applicable Servicer to submit each such assignment for recording), at the cost and expense of the Initial Seller, in the manner described above, at no expense to the Issuer or Indenture Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Securityholders, (2) the occurrence of a bankruptcy or insolvency relating to the Initial Seller, the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Initial Seller shall properly record (or the Initial Seller will cause the applicable Servicer to properly record), at the expense of the Initial Seller (with the cooperation of the Depositor, the Indenture Trustee and the Master Servicer), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

LaSalle agrees to execute and deliver to the Depositor and the Issuer on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a copy thereof, was required to be but was not delivered pursuant to Section 2.01(vii) above, the Initial Seller shall deliver or cause to be delivered to the Indenture Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a copy thereof to be delivered to the Indenture Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Initial Seller shall deliver or cause to be delivered to the Indenture Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller and required to be delivered to the Indenture Trustee, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Initial Seller, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account have been so deposited. All original documents that are not delivered to the Indenture Trustee on behalf of the Issuer shall be held by the Master Servicer or the applicable Servicer in trust for the Indenture Trustee, for the benefit of the Issuer and the Securityholders.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Initial Seller shall have 90 days to cure such defect or deliver such missing document to the Indenture Trustee. If the Initial Seller does not cure such defect or deliver such missing document within such time period, the Initial Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.04 hereof.

The Depositor herewith delivers to the Indenture Trustee executed copies of the Mortgage Loan Purchase Agreements.

SECTION 2.02. Acceptance of the Trust Estate; Review of Documentation.

Subject to the provisions of Section 2.01, the Owner Trustee, on behalf of the Issuer, acknowledges receipt of the assets transferred by the Depositor and included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Estate” be delivered to the Indenture Trustee (or the Custodian) on its behalf.

The Indenture Trustee hereby accepts its appointment as Custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Estate” and declares that, in its capacity as Custodian, it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Estate” in trust for the exclusive use and benefit of all present and future Securityholders.

The Indenture Trustee further agrees, for the benefit of the Securityholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Issuer, the Sellers and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Closing Date, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (iii), (xiii), (xiv) and (xviii) of the Mortgage Loan Schedule (to the extent such items are required to be delivered to it as part of the Mortgage Files pursuant to Section 2.01) accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Indenture Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Indenture Trustee shall deliver to the Issuer, the Depositor and the Sellers a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not conforming to the requirements set forth herein, at the conclusion of its review the Indenture Trustee (or the Custodian as its designated agent) shall promptly notify the Sellers, the Depositor and the Master Servicer. In addition, upon the discovery by the Issuer, the Initial Seller, the Seller or the Depositor (or upon receipt by the Indenture Trustee of written notification of such breach) of a breach of any of the representations and warranties made by either the Initial Seller or the Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Securityholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, any Custodian or the Securityholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee, and the Indenture Trustee acknowledges receipt of, the Mortgage Loan Purchase Agreements and each Servicing Agreement.

SECTION 2.03. Grant Clause

(a) It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Securityholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and other assets in the Trust Estate by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans and other assets in the Trust Estate are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Uniform Commercial Code if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Trust Accounts, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer for the transfer to the Indenture Trustee of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Uniform Commercial Code (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b) The Depositor and, at the Depositor’s direction, the Sellers and the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Issuer, and the Issuer shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code to perfect the Issuer’s security interest in or lien on the Mortgage Loans as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Initial Seller, the Seller, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Initial Seller, the Seller or the Depositor or (3) any transfer of any interest of the Initial Seller, the Seller or the Depositor in any Mortgage Loan.

(c) Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate transferee, including the Indenture Trustee (or the Securities Administrator acting on behalf of the Indenture Trustee), to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in Section 2.03(b) and this Section 2.03(c).

(d) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Noteholders.

SECTION 2.04. Repurchase or Substitution of Mortgage Loans by the Seller.

(a) Upon discovery or receipt of written notice that a document does not comply with the requirements of Section 2.01 hereof, or that a document is missing from, a Mortgage File or of the breach by the Initial Seller or the Seller of any representation, warranty or covenant under its related Mortgage Loan Purchase Agreement or in Section 2.05 or Section 2.08 herein in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Securityholders, (i) in the case of Mortgage Loan documentation that is not in compliance with Section 2.01 or is missing, the Indenture Trustee (or the Custodian as its designated agent) shall promptly notify the Initial Seller of such noncompliance or missing document and request that the Initial Seller deliver such missing document or cure such noncompliance within 90 days from the date that the Initial Seller was notified of such missing document or noncompliance, and if the Initial Seller does not deliver such missing document or cure such noncompliance in all material respects during such period, the Indenture Trustee shall enforce the Initial Seller’s obligation under the TMFI Mortgage Loan Purchase Agreement and cause the Initial Seller to repurchase that Mortgage Loan from the Trust Estate at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period or (ii) in the case of a breach of a representation, warranty or covenant with respect to a Mortgage Loan, the party discovering such breach shall notify the Initial Seller or the Seller, as applicable, and the Indenture Trustee of such breach (with a copy of such notice provided to the other parties hereto) of its representation, warranty or covenant made under the related Mortgage Loan Purchase Agreement, and request that the Initial Seller or the Seller, as applicable, cure such breach within 90 days from the date it was notified of the breach and if the Initial Seller or the Seller, as applicable, which caused the breach does not cure such breach in all material respects during such period, the Indenture Trustee shall enforce the obligation of the Initial Seller or Seller, as applicable, which caused the breach under its related Mortgage Loan Purchase Agreement and cause it to repurchase the Mortgage Loans from the Trust Estate at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if either the Initial Seller or the Seller, as applicable, shall have commenced to cure such breach within such 90 day period, the Initial Seller or the Seller, as applicable shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the applicable Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by either the Initial Seller or the Seller in Schedule III of the related Mortgage Loan Purchase Agreement, the Initial Seller or the Seller, as applicable, shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Initial Seller or the Seller, as applicable, shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. The Purchase Price for the repurchased Mortgage Loan or such other amount due shall be deposited in the Collection Account on or prior to the next Determination Date after the obligation of the Initial Seller or Seller, as applicable, to repurchase such Mortgage Loan arises. The Indenture Trustee, upon receipt of written certification from the Securities Administrator of the related deposit in the Collection Account, shall cause the Custodian to release to the Initial Seller or the Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Initial Seller or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Initial Seller or the Seller, as applicable, any Mortgage Loan released pursuant hereto and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Indenture Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Initial Seller or the Seller, as applicable, which caused the breach may cause such Mortgage Loan to be removed from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(d) below. It is understood and agreed that the obligation of the Initial Seller or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Initial Seller or the Seller, as applicable, respecting such omission, defect or breach available to the Indenture Trustee on behalf of the Securityholders.

The Indenture Trustee on behalf of the Issuer shall enforce the obligations of the Initial Seller and the Seller under the related Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Initial Seller to purchase a Mortgage Loan on account of missing or defective documentation or any such obligation of the Initial Seller or the Seller, as applicable, on account of a breach of a representation, warranty or covenant as described in this Section 2.04(a).

Any costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Indenture Trustee enforcing the obligations of the Initial Seller and the Seller under this Section 2.04(a) shall be reimbursable to the Indenture Trustee from amounts on deposit in the Collection Account.

(b) If pursuant to the provisions of Section 2.04(a), the Initial Seller or the Seller repurchases or otherwise removes from the Trust Estate a Mortgage Loan that is a MERS Mortgage Loan, the Initial Seller or the Seller, as applicable, will take (or shall cause the applicable Servicer to take), at the expense of the Initial Seller or the Seller, as applicable (with the cooperation of the Depositor, the Indenture Trustee and the Master Servicer), such actions as are necessary to either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Initial Seller or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Initial Seller or the Seller, as applicable, or its designee as the beneficial holder of such Mortgage Loan.

(c) [Reserved].

(d) As to any Deleted Mortgage Loan for which the Initial Seller or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Mortgage Loans, such substitution shall be effected by the Initial Seller or the Seller, as applicable, delivering to the Indenture Trustee, for such Qualified Substitute Mortgage Loan or Mortgage Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee (or the Custodian on its behalf), and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof (subject to the exceptions provided therein), together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Initial Seller or the Seller, as applicable, shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Indenture Trustee (or the Custodian on its behalf) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon. Within 180 days of the date of substitution, the Indenture Trustee (or the Custodian on its behalf) shall deliver to the Initial Seller or the Seller, as applicable, and the Master Servicer a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Estate and will be retained by the Initial Seller or the Seller, as applicable,. For the month of substitution, payments to Securityholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Initial Seller or the Seller, as applicable, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Initial Seller or the Seller, as applicable, shall give or cause to be given written notice to the Securityholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Estate and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Initial Seller or the Seller, the related Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Initial Seller or the Seller, all representations and warranties thereof included in the related Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.05 hereof, in each case as of the date of substitution.

For any month in which the Initial Seller or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Initial Seller or the Seller, as applicable, shall determine, and provide written certification to the Indenture Trustee as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Initial Seller’s or the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Initial Seller or the Seller, as applicable, will deliver or cause to be delivered to the Securities Administrator for deposit in the Collection Account an amount equal to the related Substitution Adjustment, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and an acknowledgment from the Securities Administrator of its receipt of the deposit to the Collection Account, shall release to the Initial Seller or the Seller, as applicable, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Initial Seller or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

SECTION 2.05. Representations and Warranties of the Sellers with Respect to the Mortgage Loans.

Each of the Initial Seller and the Seller hereby represents and warrants to the Indenture Trustee for the benefit of the Securityholders that the representations and warranties made by it pursuant to Schedule III to the related Mortgage Loan Purchase Agreement are hereby being made to the Indenture Trustee for the benefit of the Securityholders and are true and correct as of the Closing Date.

With respect to the representations and warranties incorporated in this Section 2.05 that are made to the best of the Initial Seller’s or the Seller’s knowledge or as to which either the Initial Seller or the Seller has no knowledge, if it is discovered by the Depositor, the Initial Seller, the Seller, the Master Servicer or the Indenture Trustee that the substance of such representation and warranty made by the Initial Seller or the Seller, as applicable, is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Securityholders then, notwithstanding the Initial Seller’s or the Seller’s, as applicable, lack of knowledge with respect to the substance of such representation and warranty made by it being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Within 90 days of its discovery or its receipt of notice of any such missing or materially defective documentation, the Initial Seller shall promptly deliver such missing document or cure such defect in all material respects or, in the event such defect cannot be cured, the Initial Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Estate and substitute for it one or more Qualified Substitute Mortgage Loans in accordance with Section 2.04 hereof. Within 90 days of either the Initial Seller’s or the Seller’s discovery of its receipt of notice of any such breach of a representation, warranty or covenant under the related Mortgage Loan Purchase Agreement, the Initial Seller or the Seller, as applicable, shall either cure such breach in all material respects or, in the event such breach can not be cured, the Initial Seller or the Seller, as applicable, shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Estate and substitute for it one or more Qualified Substituted Mortgage Loans in accordance with Section 2.04 hereof.

It is understood and agreed that the representations and warranties incorporated in this Section 2.05 shall survive delivery of the Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Securityholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Initial Seller, the Seller, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Securityholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Initial Seller and the Seller set forth in Section 2.04(a) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement constitute the sole remedies available to the Securityholders or to the Indenture Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.05.

SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Issuer, on behalf of the Certificateholders, the Indenture Trustee on behalf of the Noteholders, the Securities Administrator and the Master Servicer as follows:

(i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) immediately prior to the sale and assignment by the Depositor to the Indenture Trustee on behalf of the Issuer of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Issuer;

(iv) the Depositor has not transferred the Mortgage Loans to the Issuer with any intent to hinder, delay or defraud any of its creditors;

(v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the consummation by the Depositor of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) have been previously obtained or (b) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Securities; (c) seeking to prevent the issuance of the Securities or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Representations and Warranties of the Depositor with Respect to Security Interest in the Mortgage Loans.

(a) With respect to the Mortgage Notes, the Depositor represents and warrants that:

(i) This Agreement creates a valid and continuing security interest (as defined in the Uniform Commercial Code in the Mortgage Notes in favor of the Issuer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) The Mortgage Notes constitute “instruments” within the meaning of the applicable Uniform Commercial Code;

(iii) The Depositor owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

(iv) The Depositor has received all consents and approvals required by the terms of the Mortgage Notes to the pledge of the Mortgage Notes hereunder to the Issuer;

(v) All original executed copies of each Mortgage Note have been or will be delivered to the Custodian, as set forth in this Agreement;

(vi) The Depositor has received a written acknowledgement from the Custodian that it is holding the Mortgage Notes solely on behalf and for the benefit of the Indenture Trustee;

(vii) Other than the security interest granted to the Issuer pursuant to this Agreement, to cover the possibility that the transfer of the Mortgage Loans is not deemed to be a sale, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Mortgage Notes other than a financing statement relating to the security interest granted to the Issuer hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(viii) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

(b) The representations and warranties set forth in this Section 2.07 shall survive the Closing Date and shall not be waived.

SECTION 2.08. Representations and Warranties of the Sellers.

(a) The Initial Seller hereby represents and warrants to the Issuer on behalf of the Certificateholders and the Indenture Trustee on behalf of the Noteholders, the Securities Administrator and the Master Servicer that, as of the Closing Date or as of such date specifically provided herein:

(i) the Initial Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to fulfill its obligations hereunder;

(ii) the Initial Seller has the power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Initial Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Initial Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws in relation to the rights of creditors generally;

(iii) the execution and delivery of this Agreement by the Initial Seller and the performance of and compliance with the terms of this Agreement will not violate the Initial Seller’s certificate of incorporation or by-laws or constitute a default under or result in a material breach or acceleration of, any material contract, agreement or other instrument to which the Initial Seller is a party or which may be applicable to the Initial Seller or its assets;

(iv) the Initial Seller is not in violation of, and the execution and delivery of this Agreement by the Initial Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Initial Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Initial Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) the Initial Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its covenants contained in this Agreement;

(vi) the Initial Seller had good, marketable and indefeasible title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans and upon the payment of the purchase price under the TMFI Mortgage Loan Purchase Agreement by the Seller, the Seller acquired good and marketable title to the Mortgage Notes and Mortgage Loans, free and clear of all liens or encumbrances;

(vii) the Mortgage Loans were not transferred by the Initial Seller with any intent to hinder, delay or defraud any creditors of the Initial Seller;

(viii) there are no actions or proceedings against, or investigations known to it before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans to the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Initial Seller of its obligations under, or validity or enforceability of, this Agreement;

(ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Initial Seller of, or compliance by the Initial Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained; and

(x) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Initial Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Initial Seller to the Seller pursuant to the TMFI Mortgage Loan Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions.

(b) The Seller hereby represents and warrants to the Issuer on behalf of the Certificateholders, the Indenture Trustee on behalf of the Noteholders, the Securities Administrator and the Master Servicer that, as of the Closing Date or as of such date specifically provided herein:

(i) the Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to fulfill its obligations hereunder;

(ii) the Seller has the power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or other similar laws in relation to the rights of creditors generally;

(iii) the execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s certificate of incorporation or by-laws or constitute a default under or result in a material breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv) the Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) the Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi) the Seller had good, marketable and indefeasible title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans and upon the payment of the purchase price under the SASCO Mortgage Loan Purchase Agreement by the Depositor, the Depositor will have acquired good and marketable title to the Mortgage Notes and Mortgage Loans, free and clear of all liens or encumbrances;

(vii) the Mortgage Loans were not being transferred by the Seller with any intent to hinder, delay or defraud any creditors of the Seller;

(viii) there are no actions or proceedings against, or investigations known to it before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans to the Depositor or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained; and

(x) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor pursuant to the SASCO Mortgage Loan Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions.

The representations and warranties of the Initial Seller and the Seller set forth in this Section 2.08 shall survive the Closing Date and shall not be waived.

SECTION 2.09. Covenants of the Sellers.

The Initial Seller and the Seller each hereby covenants that, except for the transfer contemplated under the related Mortgage Loan Purchase Agreement and the security interest granted thereunder to the respective purchaser in the event that the respective transfer is not deemed to be a sale, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; it will notify the Issuer, the Indenture Trustee and the Master Servicer of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and it will defend the right, title and interest of the Issuer, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under it; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit either the Initial Seller or the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Initial Seller or the Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01. Master Servicer to Service and Administer the Mortgage Loans.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and, where applicable, the Correspondent Sellers Guide and the Master Servicing Guide, and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and, where applicable, the Master Servicing Guide. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and the Master Servicer’s records, and based on such reconciled and corrected information, provide information to the Securities Administrator to permit the Securities Administrator to prepare the statements specified in Section 5.04 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the related Servicing Accounts pursuant to the applicable Servicing Agreements.

The Indenture Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to the Indenture Trustee, necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property, which limited powers of attorney shall provide that the Indenture Trustee will not be liable for the actions or omissions of the Servicers or Master Servicer in exercising such powers.

The Master Servicer shall not without either the Issuer’s or the Indenture Trustee’s, as applicable, written consent (i) initiate any action, suit or proceeding solely under the Issuer’s or Indenture Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Issuer and the Indenture Trustee for any and all costs, liabilities and expenses incurred by them in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.

The Indenture Trustee shall provide access to the records and documentation in possession of the Indenture Trustee (including in its capacity as Custodian hereunder) regarding the related Mortgage Loans and REO Property and the servicing thereof to the Securityholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Indenture Trustee; provided, however, that, unless otherwise required by law, the Indenture Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Indenture Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Indenture Trustee’s actual costs.

The Indenture Trustee, upon the written request of the Master Servicer, shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3.02. [Reserved].

SECTION 3.03. Monitoring of Servicers.

(a) The Master Servicer shall be responsible for reporting to the Indenture Trustee (on behalf of the Issuer) and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Indenture Trustee thereof and the Master Servicer shall issue such notice of termination or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Issuer and the Securityholders, shall (acting as agent of the Issuer when enforcing the Issuer’s rights under each Servicing Agreement) (i) enforce the obligations of each Servicer under the related Servicing Agreement, and (ii) in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer which the Master Servicer shall cause the Indenture Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense except as provided in paragraph (c) below, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e) If the Master Servicer acts as a Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f) With respect to Additional Collateral Mortgage Loans, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of each Servicer under its Servicing Agreement with respect to Additional Collateral, except (a) with respect to any instances where a Servicer, in the course of fulfilling its obligations under the related Servicing Agreement seeks directions, instructions, consents or waivers from the Master Servicer with respect to any item of Additional Collateral, or (b) upon the occurrence of the following events (i) in the case of a final liquidation of any Mortgaged Property secured by Additional Collateral, the Master Servicer shall enforce the obligation of the Servicer under the related Servicing Agreement to liquidate such Additional Collateral as required by such Servicing Agreement, and (ii) if the Master Servicer assumes the obligations of such Servicer as successor Servicer under the related Servicing Agreement pursuant to this Section 3.03, as successor Servicer, it shall be bound to service and administer the Additional Collateral in accordance with the provisions of such Servicing Agreement.

(g) If a Servicing Agreement requires the approval of the Master Servicer for a modification to a Mortgage Loan, the Master Servicer shall approve such modification if, based upon its receipt of written notification from the related Servicer outlining the terms of such modification and appropriate supporting documentation, the Master Servicer determines that the modification is permitted under the terms of the related Servicing Agreement and that any conditions to such modification set forth in related Servicing Agreement have been satisfied.

(h) If a Servicing Agreement requires the oversight and monitoring of loss mitigation measures with respect to the related Mortgage Loans, the Master Servicer will monitor any loss mitigation procedure or recovery action related to a defaulted Mortgage Loan (to the extent it receives notice of such from the related Servicer) and confirm that such loss mitigation procedure or recovery action is initiated, conducted and concluded in accordance with any timeframes and any other requirements set forth in the related Servicing Agreement, and the Master Servicer shall notify the Depositor in any case in which the Master Servicer believes that the related Servicer is not complying with such timeframes and/or other requirements.

SECTION 3.04. Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 3.05. Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Securityholders, the Issuer and the Indenture Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries and (iv) to effectuate, in its own name, on behalf of the Issuer or the Indenture Trustee, as applicable, or in the name of the Issuer or the Indenture Trustee, as applicable, foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Indenture Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). In instituting foreclosures or similar proceedings, the Master Servicer shall institute such proceedings either in its own name on behalf of the Issuer or the Indenture Trustee or in the name of the Issuer or the Indenture Trustee (or cause the related Servicer, pursuant to the related Servicing Agreement, to institute such proceedings either in the name of such Servicer on behalf of the Issuer or the Indenture Trustee or in the name of the Issuer or the Indenture Trustee), unless otherwise required by law or otherwise appropriate. If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Issuer or the Indenture Trustee on its behalf or that the Issuer or the Indenture Trustee, as applicable, would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Indenture Trustee, on behalf of the Issuer, in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee on behalf of the Issuer.

SECTION 3.06. Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

SECTION 3.07. Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Securityholders on the next Payment Date, the Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Indenture Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Servicing Account maintained by the applicable Servicer pursuant to Section 4.01 or by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Indenture Trustee (and the Custodian, if applicable) shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Servicing Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee), shall, upon the request of a Servicer or the Master Servicer, and delivery to the Indenture Trustee (the Custodian, on behalf of the Indenture Trustee), of two copies of a Request For Release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Indenture Trustee (or the Custodian on behalf of the Indenture Trustee), to the Servicer or the Master Servicer.

SECTION 3.08. Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

(a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Indenture Trustee (or Custodian) such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Indenture Trustee (or Custodian). Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Securityholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee, any additional compensation pursuant to Section 3.14 and any other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and any other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and shall cause each Servicer to (to the extent provided in the applicable Servicing Agreement), provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Securityholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, shall be held by the Master Servicer for and on behalf of the Indenture Trustee and the Securityholders and shall be and remain the sole and exclusive property of the Issuer; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

SECTION 3.09. Standard Hazard Insurance and Flood Insurance Policies.

(a) For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the payments to be made to Securityholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

SECTION 3.10. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Indenture Trustee, the Issuer and the Securityholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

SECTION 3.11. Maintenance of the Primary Insurance Policies.

(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), a Primary Insurance Policy applicable to each Mortgage Loan (including any lender-paid Primary Insurance Policy) in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Indenture Trustee, the Issuer and the Securityholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.03.

SECTION 3.12. Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Indenture Trustee (or the Custodian, as directed by the Indenture Trustee), shall retain possession and custody of the originals (to the extent available and delivered) of any Primary Insurance Policies, or certificate of insurance if applicable and available, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement and which come into its possession. Until all amounts distributable in respect of the Notes have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee (or its Custodian, if any, as directed by the Indenture Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Indenture Trustee (or the Custodian, as directed by the Indenture Trustee), upon the execution or receipt thereof the originals of any Primary Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

SECTION 3.14. Additional Compensation to the Master Servicer.

Pursuant to Section 4.02(c), certain income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but, unless otherwise specifically permitted in a Servicing Agreement, not including any Prepayment Penalty Amounts) shall be retained by the applicable Servicer, or the Master Servicer, and shall not be deposited in the related Servicing Account or Collection Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The amount of the aggregate compensation payable as set forth in this Section 3.14 plus the Master Servicing Fee due to the Master Servicer in respect of any Payment Date shall be reduced in accordance with Section 5.06.

SECTION 3.15. REO Property.

(a) In the event the Issuer (or the Indenture Trustee on its behalf) acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Issuer, or if required under applicable law, to the Indenture Trustee, or to its nominee, on behalf of the Issuer. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement.

(b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Servicing Account.

(c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the related Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Collection Account on the next succeeding Servicer Remittance Date.

SECTION 3.16. Assessments of Compliance and Attestation Reports.

(a) Assessments of Compliance.

(i) By March 10 (with a 5 calendar day cure period) of each year (subject to the later date referred to in Section 3.16(a)(iii)), commencing in March 2008, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it (unless such party has elected to take responsibility for assessing compliance with the Relevant Servicing Criteria and providing the related attestation for any such Subcontractor engaged by it in accordance with Regulation AB Telephone Interpretation 17.06) to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.19(b) and for each fiscal year thereafter, whether or not a Form 10-K is required to be filed, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) No later than the end of each fiscal year for the Issuer for which a Form 10-K is required to be filed, the Master Servicer and the Custodian, shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, the Custodian, and the Securities Administrator submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 3.16) of each Servicing Function Participant engaged by it.

(iii) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and each comparable report submitted by a Servicer and, if applicable, consult with the Master Servicer, the Securities Administrator, the Custodian, the Servicers and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Issuer for the preceding calendar year which, if the circumstances apply, the Depositor agrees to provide prior to March 1 of the applicable year; provided that the Custodian shall only be required to deliver such an assessment of compliance with respect to any fiscal year for which a Form 10-K is required to be filed in respect of the Issuer. The Master Servicer shall include all annual reports on assessment of compliance received by it with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

In the event the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any applicable custodial agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party (in the case of a Servicer, to the extent required under the applicable Servicing Agreement) shall provide or shall cause such Servicing Function Participant to provide for the applicable period preceding such assignment and termination a report on assessment of compliance pursuant to this Section 3.16(a) or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b) Attestation Reports.

(i) By March 10 (with a 5 calendar day cure period) of each year (subject to the later date referred to in Section 3.16(b)(ii)), commencing in March 2008, the Master Servicer, the Securities Administrator, the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause (unless such party has elected to take responsibility for assessing compliance with the Relevant Servicing Criteria and providing the related attestation with respect to such Relevant Servicing Criteria for such Subcontractor engaged by it in accordance with Regulation AB Telephone Interpretation 17.06), each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Indenture Trustee, in its capacity as Custodian, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of such report from the Master Servicer, the Indenture Trustee, in its capacity as Custodian, the Securities Administrator, a Servicer or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each assessment submitted pursuant to subsection (a) of this Section 3.16 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicer, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of such reports until March 30 in any given year for so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Issuer for the preceding calendar or fiscal year which, if the circumstances apply, the Depositor agrees to provide prior to March 1 of the applicable year; provided that the Custodian shall only be required to deliver or cause to be delivered such report with respect to any fiscal year for which a Form 10-K is required to be filed by the Issuer. The Master Servicer shall include each such attestation furnished to it with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

In the event the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and duties under, or resigns pursuant to the terms of this Agreement, or any applicable custodial agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party (in the case of a Servicer, to the extent required under the applicable Servicing Agreement) shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.16(b) or to such other applicable agreement, for the applicable period immediately preceding such termination, assignment or resignation, notwithstanding any such termination, assignment or resignation.

SECTION 3.17. Annual Compliance Statement.

The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 10 (with a 5 calendar day cure period) of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of any Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of any Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of any Servicing Function Participant, under such other applicable agreement. The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.17 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

SECTION 3.18. Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer and the Securities Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 1 (with a ten-calendar day cure period), (or by such other date and cure period specified in the applicable Servicing Agreement), of each year in which the Issuer is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification, if applicable in the form provided by the related Servicing Agreement (each, a “Back-Up Certification”), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Issuer. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at (410) 715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or custodial agreement.

SECTION 3.19. Reports Filed with Securities and Exchange Commission.

(a) Reports Filed on Form 10-D.

(i) Within 15 days after each Payment Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Issuer any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Payment Date Statement attached thereto. Any disclosure in addition to the Payment Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit R to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next two paragraphs.

(ii) As set forth on Exhibit R hereto, within 5 calendar days after the related Payment Date, (i) the parties to the Thornburg Mortgage Securities Trust 2007-2 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto (an “Additional Disclosure Notification”), and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Initial Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure in Form 10-D pursuant to this paragraph, provided that if the Additional Form 10-D Disclosure relates solely to the Depositor, such fees and expenses shall be paid by the Depositor.

(iii) After preparing the Form 10-D, the Securities Administrator shall forward upon request electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Payment Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement acknowledges that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(a). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Payment Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report

(b) Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Issuer in which a Form 10-K is required to be filed or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Issuer ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Issuer a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Servicing Agreement, (i) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”) as described under Section 3.17, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.16(a), and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.16(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.16(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.16(b), and (B) if any registered public accounting firm attestation report described under Section 3.16(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.18 (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next two paragraphs.

(ii) As set forth on Exhibit S hereto, no later than March 10 (with a 5 calendar day cure period) of each year that the Issuer is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties to the Thornburg Mortgage Securities Trust 2007-2 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Initial Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure in Form 10-K pursuant to this paragraph, provided that if the Additional Form 10-K Disclosure relates solely to the Depositor, such fees and expenses shall be paid by the Depositor.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward upon request electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.19(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (the Custodian and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(b), Section 3.18, Section 3.17, Section 3.16(a) and Section 3.16(b). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(c) Reports Filed on Form 8-K.

(i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuer a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Offered Notes. Any disclosure or information related to a Reportable Event or that is otherwise required to be included in Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit T to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next two paragraphs.

(ii) As set forth on Exhibit T hereto, for so long as the Issuer is subject to the Exchange Act reporting requirements, no later than close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the Thornburg Mortgage Securities Trust 2007-2 transaction shall be required to provide to the Securities Administrator and Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Initial Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information in Form 8-K pursuant to this paragraph, provided that if the Additional Form 8-K Disclosure Information relates solely to the Depositor, such fees and expenses shall be paid by the Depositor.

(iii) After preparing the Form 8-K, the Securities Administrator shall forward upon request electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K filed by the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 3.19. Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator or filed by the Depositor and provided to the Securities Administrator for that purpose. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(c) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.19(c). Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) Delisting; Amendments; Late Filings.

(i) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, unless otherwise directed by the Depositor, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Issuer under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will promptly notify electronically the Depositor and such parties will cooperate to prepare any necessary 8-KA, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.19(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 3.20. Additional Information.

Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 3.21. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Section 3.16 through Section 3.20 of this Agreement is to facilitate compliance by the Securities Administrator and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act, as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with the reasonable requests made by the Securities Administrator or the Depositor for delivery of such additional or different information as the Securities Administrator or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 3.22. Indemnification.

Each party required to deliver an assessment of compliance and attestation report pursuant to Section 3.16 (each, an “Item 1122 Responsible Party”) shall indemnify and hold harmless the Securities Administrator, the Master Servicer, the Depositor, the Initial Seller and the Seller and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Item 1122 Responsible Party of any of its obligations hereunder relating to its obligations as an Item 1122 Responsible Party, including particularly its obligations to provide any assessment of compliance, attestation report or compliance statement required under Section 3.16(a), 3.16(b) or 3.17, respectively, or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or material omission in any information, data or materials provided by such Item 1122 Responsible Party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (x) any compliance certificate delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, (y) any assessment or attestation delivered by or on behalf of it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning the Securities Administrator or the Master Servicer and provided by either of them), or (c) the negligence, bad faith or willful misconduct of such Item 1122 Responsible Party in connection with its performance hereunder relating to its obligations as an Item 1122 Responsible Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, the Depositor, the Initial Seller or the Seller, then each Item 1122 Responsible Party agrees that it shall contribute to the amount paid or payable by the Securities Administrator, the Master Servicer, the Depositor, the Initial Seller or the Seller as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator, the Master Servicer, the Depositor, the Initial Seller or the Seller in such proportion as is appropriate to reflect the relative fault of the Securities Administrator, the Master Servicer, the Depositor, the Initial Seller or the Seller on the one hand and such Item 1122 Responsible Party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 3.23. Amendments to Master Servicing Guide and Correspondent Sellers Guide.

The Initial Seller and the Master Servicer hereby agree not to amend the Master Servicing Guide or the Correspondent Sellers Guide with respect to the Mortgage Loans (which are Securitized Loans (as defined therein)) which amendment would (i) change the Servicer Remittance Date or date for remittance of any servicer reports or monthly remittance advices, (ii) change the manner in which any Servicer makes Advances, servicing advances or amounts to compensate for Interest Shortfalls or (iii) otherwise have a material adverse effect on the Issuer or the Securityholders unless such changes are made pursuant to the provisions of Section 12.01 hereof.

SECTION 3.24. Uniform Commercial Code.

The Securities Administrator agrees to file continuation statements for any Uniform Commercial Code financing statements identifying the Issuer as debtor which the Depositor has informed the Securities Administrator in writing were filed on the Closing Date in connection with the Issuer, provided that the Securities Administrator receives the related filing information on a timely basis. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

SECTION 3.25. Optional and Required Purchases of Certain Mortgage Loans.

(a) Thornburg, in its capacity as a Servicer of a portion of the Mortgage Loans, shall have the right to purchase from the Issuer any Mortgage Loan which as of the first day of a calendar quarter is delinquent in payment by 90 days or more or is an REO Property, at a price equal to the Purchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related calendar quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related calendar quarter.

(b) The Seller, may, but is not required to, repurchase any Mortgage Loan as to which the Mortgagor has requested a Significant Modification that is not then permitted under the related Mortgage Note if such Mortgagor has a satisfactory payment history under such Mortgage Loan and meets the credit standards of Thornburg for the loan program selected (a “Significant Modification Loan”). A “Significant Modification” shall mean any modification to the interest rate of the greater of (i) 0.25% added or subtracted from the existing rate and (ii) a change equal to the product of (a) 5% and (b) the annual existing interest rate thereon, which is not provided for in the related Mortgage Note. The purchase price for any repurchase pursuant to this Section 3.25(b) shall be the applicable Purchase Price. In order to exercise its repurchase rights hereunder, the Seller shall deliver to the Master Servicer and the Indenture Trustee an Officer’s Certificate identifying the Mortgage Loan to be repurchased and certifying that (i) such Mortgage Loan is a Significant Modification Loan, and (ii) that the Significant Modification Loan will be entered into on the date of such repurchase.

(c) No later than the fourth Business Day prior to each Payment Date, Thornburg will provide to the Master Servicer a list identifying all Mortgage Loans that became Converted Mortgage Loans or Modified Mortgage Loans during the related Due Period. On the third Business Day prior to each Payment Date, provided that it has received such list from Thornburg, the Master Servicer shall prepare and provide to TMI a Converted Mortgage Loan Schedule and a Modified Mortgage Loan Schedule with respect to such Due Period. No later than 1:00 PM Eastern Time on the second Business Day prior to each Payment Date, TMI shall purchase each Converted Mortgage Loan and Modified Mortgage Loan, to the extent specified in a Converted Mortgage Loan Schedule or Modified Mortgage Loan Schedule delivered to it by the Master Servicer for such Payment Date, at the applicable Purchase Price for each such Converted Mortgage Loan or Modified Mortgage Loan, as applicable, and shall remit such Purchase Price to the Master Servicer for deposit in the Collection Account.

(d) If at any time Thornburg, the Seller or TMI, as applicable, remits to the Master Servicer a payment for deposit in the Collection Account covering the amount of the Purchase Price for a Mortgage Loan of the type set forth in clauses (a), (b) or (c) above, as applicable, and Thornburg, the Seller, or TMI, as applicable, provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Collection Account, then the Indenture Trustee shall execute the assignment of such Mortgage Loan at the request of Thornburg, the Seller or TMI without recourse to Thornburg, the Seller or TMI, as applicable, which shall succeed to all the Issuer’s and/or the Indenture Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. Thornburg, the Seller or TMI, as applicable, will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Issuer, the Indenture Trustee or the Securityholders with respect thereto.

SECTION 3.26. Realization upon Troubled Mortgage Loans.

The Master Servicer shall have the right to cause a Servicer to sell or work out any Mortgage Loan as to which the Master Servicer reasonably believes that default in payment is likely, provided, however, that, with respect to any such sale of a Mortgage Loan by a Servicer, the related sale price shall be no less than the Scheduled Principal Balance of such Mortgage Loan as of the last day of the Due Period immediately preceding the date of such sale plus accrued interest thereon through such sale date. Any and all proceeds from such a sale shall be deemed to be Liquidation Proceeds hereunder and any such Mortgage Loan which has been sold shall be deemed a Liquidated Mortgage Loan hereunder.

SECTION 3.27. Closing Certificate and Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Initial Seller, the Seller, the Issuer and the Indenture Trustee, and Lehman Brothers, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Lehman Brothers, Inc., the Initial Seller and the Seller as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 3.28. Liabilities of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

SECTION 3.29. Merger or Consolidation of the Master Servicer.

(a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION3.30.	Indemnification of the Initial Seller, the Seller, the Indenture Trustee, the Owner Trustee, the Master Servicer and the Securities Administrator.

(a) In addition to any indemnity required pursuant to Section 3.22 hereof, the Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to this Agreement or the Securities (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Indenture Trustee, the Owner Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

(b) The Issuer will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise indemnified by the Master Servicer as referred to in Subsection (a) above.

(c) In addition to any indemnity required pursuant to Section 3.22 hereof, the Securities Administrator agrees to indemnify the Indemnified Persons (other than the Securities Administrator) for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Securities Administrator’s failure to file any Exchange Act report which the Securities Administrator is responsible for filing in accordance with Section 3.19, (ii) by reason of the Securities Administrator’s negligence or willful misconduct in the performance of such obligations pursuant to Section 3.19 or (iii) by reason of the Securities Administrator’s reckless disregard of such obligations pursuant to Section 3.19, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), an Indemnified Person shall have given the Securities Administrator written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Indemnified Person’s failure to give such notice shall not affect the Indemnified Person’s right to indemnification hereunder. This indemnity shall survive the resignation or removal of the Indenture Trustee, the Owner Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

SECTION 3.31. Limitations on Liability of the Master Servicer and Others; Indemnification of Indenture Trustee and Others.

Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 3.30:

(a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Issuer or the Securityholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c) The Master Servicer, the Owner Trustee (in its individual capacity and as Owner Trustee), the Indenture Trustee (in its individual corporate capacity and as Indenture Trustee), the Custodian (including for such purpose, the Indenture Trustee acting in its capacity as Custodian) and any director, officer, employee or agent of the Master Servicer, the Owner Trustee, the Indenture Trustee or the Custodian shall be indemnified by the Issuer and held harmless thereby against any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, this Agreement, the Securities or any Servicing Agreement or the transactions contemplated hereby or thereby (except, with respect to the Master Servicer, to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) with respect to the Master Servicer only, any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement or (ii) with respect to the Master Servicer or Custodian only, any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of its own duties hereunder or by reason of reckless disregard of its own obligations and duties hereunder or under a custodial agreement.

(d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Issuer and the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 4.03. Nothing in this Subsection 3.31(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

(e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Issuer might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Indenture Trustee if it has notice of such potential liabilities.

(f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

SECTION 3.32. Master Servicer Not to Resign.

Except as provided in Section 3.34, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel (delivered at the expense of the Master Servicer) to such effect delivered to the Indenture Trustee. No such resignation by the Master Servicer shall become effective until the Indenture Trustee or a successor to the Master Servicer reasonably satisfactory to the Indenture Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof. The Indenture Trustee shall notify each Rating Agency of the resignation of the Master Servicer.

SECTION 3.33. Successor Master Servicer.

In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Indenture Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Indenture Trustee and such successor master servicer shall agree which in no case shall exceed the Master Servicing Fee, plus the portion of investment income on amounts on deposit in the Collection Account to which the Master Servicer is entitled hereunder. If the successor master servicer does not agree that the proposed compensation is fair, such successor master servicer shall obtain two quotations of market compensation from third parties actively engaged in the servicing of single-family mortgage loans; provided, however, that Thornburg, as a Servicer of a portion of the Mortgage Loans, shall have the right, but not the obligation, to be appointed successor master servicer in the event that the Indenture Trustee, in its sole discretion, decides not to assume the duties of the Master Servicer itself; and provided, further, that each Rating Agency shall confirm in writing that any appointment of a successor Master Servicer (other than the Indenture Trustee) will not result in a downgrade in the then current rating of any Class of Notes.

SECTION 3.34. Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement, with the written consent of Thornburg in its capacity as a Servicer of a portion of the Mortgage Loans, to be given in its sole discretion, and provided further that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to Thornburg and the Indenture Trustee (as evidenced in writing signed by Thornburg and the Indenture Trustee); and (d) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s ratings of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an Officer’s Certificate and an Independent Opinion of Counsel, (delivered at the Master Servicer’s expense) each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts.

(a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer’s own funds (less, in the case of each Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the applicable Servicing Agreement) and all other amounts to be deposited in each such Servicing Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Servicing Account for purposes required or permitted by this Agreement and the applicable Servicing Agreement. For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. Each Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b) [Reserved];

(c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, each Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Accounts and shall immediately deposit or cause to be deposited in the Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date but net of the amount thereof comprising the Servicing Fees;

(ii) Principal Prepayments in full and any Liquidation Proceeds received by the Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and any Subsequent Recoveries received in the related Prepayment Period;

(iii) Principal Prepayments in part received by the Servicers for such Mortgage Loans in the related Prepayment Period;

(iv) Prepayment Penalty Amounts, if any, and only if required under the related Servicing Agreement; and

(v) any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the related Servicing Agreement.

(d) Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b), certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Collection Account.

Notwithstanding anything herein to the contrary, the Master Servicer shall not be responsible for verifying the accuracy of any Prepayment Penalty.

SECTION 4.02. Collection Account.

(a) The Securities Administrator shall establish and maintain in the name of the Securities Intermediary for the benefit of the Indenture Trustee and the Securityholders, the Collection Account as a segregated account or accounts, each of which shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Collection Account that is an Eligible Account within ten (10) days and transfer all funds and investment property on deposit in such existing Collection Account into the new Collection Account. So long as Wells Fargo shall act as both the Master Servicer and the Securities Administrator, the Collection Account may be a sub-account of the Note Payment Account. To the extent that the Collection Account is not a sub-account of the Note Payment Account, on each Deposit Date, the Securities Administrator shall withdraw from the Collection Account and remit to the Note Payment Account the Available Funds for the related Payment Date, to the extent received by it or required to be funded by the Master Servicer. The Collection Account shall constitute an account of the Indenture Trustee segregated on the books of the Securities Intermediary and held by the Securities Administrator in trust in its Corporate Trust Office, and the Collection Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Issuer, the Indenture Trustee, the Securities Administrator, the Securities Intermediary or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Issuer, the Indenture Trustee, the Securities Administrator, the Securities Intermediary or the Master Servicer). The amount at any time credited to the Collection Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested by the Securities Administrator, in Permitted Investments, in accordance with Section 4.02(c). All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the immediately succeeding Deposit Date. With respect to the Collection Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Issuer and the Securityholders shall be entitled to the priorities afforded to such an account (in addition to a claim against the estate of the Securities Administrator, the Securities Intermediary or the Indenture Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations, if applicable. The Securities Administrator, the Indenture Trustee or their affiliates are permitted to receive additional compensation that could be deemed to be in the their economic self-interest for (i) serving as investment adviser, administrator, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Master Servicer and the Securities Administrator will deposit in the Collection Account as identified by the Master Servicer or the Securities Administrator and as received by the Master Servicer or the Securities Administrator, the following amounts:

(i) any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii) any Advance and any Compensating Interest Payments required to be made by the Master Servicer to the extent required but not made by a Servicer;

(iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Servicing Account;

(iv) the Purchase Price with respect to any Mortgage Loans purchased by the Initial Seller or the Seller pursuant to Section 2.04 of this Agreement, any Substitution Adjustments pursuant to Section 2.04 of this Agreement, the Purchase Price with respect to any Mortgage Loans purchased by Thornburg, the Initial Seller or TMI pursuant to Section 3.25, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by Thornburg (or its assignee) or the Master Servicer pursuant to Section 10.01;

(v) any amounts required to be deposited with respect to losses on investments of deposits in the Collection Account; and

(vi) any other amounts received by or on behalf of the Master Servicer or the Securities Administrator and required to be deposited in the Collection Account pursuant to this Agreement.

(b) All amounts deposited to the Collection Account shall be held by the Securities Intermediary in the name of the Indenture Trustee in trust for the benefit of the Indenture Trustee and the Securityholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges (but including, in the case of Thornburg, all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) and with respect to the Securities Administrator item (xi), need not be credited by the Master Servicer or the related Servicer to the Collection Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Collection Account any amount not required to be credited thereto, the Securities Intermediary , upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) The amount at any time credited to the Collection Account shall be invested, in the name of the Securities Intermediary, or its nominee, for the benefit of the Indenture Trustee and the Securityholders, in Permitted Investments as follows. All net earnings on Permitted Investments shall be for the benefit of Thornburg, in its capacity as Servicer, except that to the extent the Collection Account is treated as a sub-account of the Note Payment Account, the investment income with respect to investment of the funds in the Collection Account on the Business Day prior to each Payment Date shall be for the benefit of the Master Servicer. All Permitted Investments made for the benefit of Thornburg shall be made at the written direction of Thornburg to the Securities Administrator (or, if no such written direction is received, in investments of the type specified in clause (vi) of the definition of Permitted Investments), shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day prior to the next succeeding Deposit Date. Any and all investment earnings from such Permitted Investments shall be paid to Thornburg, and the risk of loss of moneys resulting from such investments shall be borne by and be the risk of Thornburg. Thornburg shall deposit the amount of any such loss in the Collection Account within two Business Days of receipt of notification of such loss but not later than the next succeeding Payment Date.

SECTION 4.03. Permitted Withdrawals and Transfers from the Collection Account.

(a) The Securities Administrator will, from time to time on demand of a Servicer, the Master Servicer, or for its own account as set forth below, make or cause to be made such withdrawals or transfers from the Collection Account, in the case of a demand by a Servicer, as the applicable Servicer has designated for such transfer or withdrawal pursuant to the applicable Servicing Agreement, or in the case of the Master Servicer as set forth below in this Section 4.03, or as the Securities Administrator has determined to be appropriate in accordance herewith, for the following purposes:

(i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds or of such Servicer’s own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted Monthly Payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (viii) of this Subsection (a) as servicing compensation;

(vi) to reimburse the Master Servicer or any Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii) to reimburse the Master Servicer or any Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Master Servicer its monthly Master Servicing Fee and any investment income and other additional servicing compensation payable pursuant to Section 3.14;

(ix) to reimburse the Master Servicer or the Securities Administrator for any expenses recoverable by the Master Servicer or the Securities Administrator pursuant to Sections 3.03 and 3.31;

(x) to pay Thornburg, as a Servicer, any Prepayment Penalty Amounts and any earnings payable pursuant to Section 4.02(c), and to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(xi) to reimburse the Indenture Trustee, the Owner Trustee and the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it from funds of the Issuer pursuant to Sections 3.30, 3.31 or 8.05 (including those related to the Custodian, to the extent not paid by Thornburg), and to reimburse the Indenture Trustee for any fees, costs and expenses costs incurred by or reimbursable to it pursuant to Section 2.03(a), 7.01(b), 8.02, 8.05 or 8.07, to the extent not otherwise reimbursed to it;

(xii) to make distributions of Retained Interest to the Retained Interest Holder on each Payment Date;

(xiii) to pay to Thornburg (in its capacity as a Servicer) all investment earnings on amounts on deposit in the Collection Account to which it is entitled under Section 4.02(c);

(xiv) to remove amounts deposited in error; and

(xv) to clear and terminate the Collection Account pursuant to Section 10.01.

(b) In addition, on or before the Business Day immediately preceding each Deposit Date, the Master Servicer shall deposit in the Collection Account (or remit to the Securities Administrator for deposit therein) any Advances or Compensating Interest Payments, to the extent required but not made by the related Servicer and required to be made by the Master Servicer with respect to the Mortgage Loans.

(c) The Securities Administrator or the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Collection Account pursuant to subclauses (i) through (vii), inclusive, (ix) and (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Collection Account under Section 4.02(b).

(d) In order to comply with its duties under the USA PATRIOT Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, each such party's name, address and other identifying information.

SECTION 4.04. The Note Payment Account.

The Securities Administrator shall establish and maintain in the name of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders, the Note Payment Account which shall be an Eligible Account. On each Deposit Date, to the extent that the Collection Account is not a sub-account of the Note Payment Account, the Securities Administrator shall withdraw, on behalf of the Indenture Trustee, from the Collection Account the aggregate Available Funds for the related Payment Date for deposit into the Note Payment Account. The Securities Administrator shall also deposit into the Note Payment Account all amounts received on behalf of the Issuer under the Yield Maintenance Agreements.

In the event that the Securities Administrator shall remit into the Note Payment Account any amount not required to be remitted by it, it may at any time withdraw such amount from the Note Payment Account, any provision herein to the contrary notwithstanding. All funds deposited in the Note Payment Account shall be held by the Securities Intermediary in trust for the Noteholders, until disbursed in accordance with this Agreement or withdrawn in accordance with Section 5.01.

If the Note Payment Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Note Payment Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Note Payment Account into such new Note Payment Account.

All funds on deposit in the Note Payment Account may be invested as directed by the Securities Administrator in Permitted Investments in the name of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders which shall mature no later than the Payment Date, provided that such Permitted Investment is an obligation of the Securities Administrator or otherwise managed or advised by the Securities Administrator or an affiliate thereof. All income and gain net of realized losses on such investments shall be paid to the Master Servicer as additional master servicing compensation except to the extent that the Collection Account is treated as a sub-account of the Note Payment Account, in which case only investment income earned on the Business Day prior to each Payment Date shall be paid to the Master Servicer as additional servicing compensation and any remaining investment income shall be paid to Thornburg in its capacity as Servicer as specified in Section 4.02(c). The amount of any realized losses in the Note Payment Account in respect of such investments shall promptly be deposited therein by the Master Servicer.

The Indenture Trustee in its fiduciary capacity shall not be liable for the amount of loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Note Payment Account.

SECTION 4.05. The Certificate Distribution Account

The Securities Administrator, for the benefit of the Certificateholders, shall establish and maintain in the name of the Issuer an account (the “Certificate Distribution Account”) entitled “Certificate Distribution Account, Wells Fargo Bank, N.A., as Securities Administrator, in trust for the holders of the Thornburg Mortgage Securities Trust 2007-2 Ownership Certificates. The Certificate Distribution Account shall be an Eligible Account. If an existing Certificate Distribution Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Certificate Distribution Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Certificate Distribution Account into such new Certificate Distribution Account.

On each Payment Date, the Securities Administrator shall withdraw from the Note Payment Account all amounts required to be deposited in the Certificate Distribution Account pursuant to Section 5.01(a)(iv)(P) and deposit such amounts into the Certificate Distribution Account. On each Payment Date, the Securities Administrator, on behalf of the Issuer, shall distribute all amounts on deposit in the Certificate Distribution Account in accordance with the provisions of the Trust Agreement. On the Payment Date on which the aggregate Class Principal Amount of the Notes is reduced to zero, the Securities Administrator shall distribute all amounts remaining on deposit in the Certificate Distribution Account in accordance with the provisions of the Trust Agreement in order to clear and terminate the Certificate Distribution Account in connection with the termination of this Agreement.

SECTION 4.06. The Reserve Fund

The Securities Administrator shall establish and maintain in the name of the Securities Intermediary for the benefit of the Indenture Trustee and the Noteholders the Reserve Fund which shall be an Eligible Account. Amounts deposited into the Reserve Fund pursuant to Section 5.01(f)(i) may be invested in Permitted Investments for the benefit of the Securityholders at the written direction of Thornburg to the Securities Administrator (or, if no such written direction is received, in investments of the type specified in clause (vi) of the definition of Permitted Investments (which investments shall mature on or before, and shall be held until, the next succeeding Payment Date). Any risk of loss of moneys resulting from such Permitted Investments shall be borne by, and be the risk of Thornburg and Thornburg shall deposit the amount of any such loss in the Reserve Fund within two Business Days of receipt of notification of such loss from the Securities Administrator, but not later than the Business Day prior to the next succeeding Payment Date. The Securities Administrator will keep records by Mortgage Loan Group of the source of deposits made into the Reserve Fund pursuant to Section 5.01(f)(i). Amounts on deposit in the Reserve Fund will be applied in accordance with Section 5.01(f)(i).

SECTION 4.07. Control of the Trust Accounts

(a) The Depositor, the Issuer and the Indenture Trustee (is hereby directed to and does) hereby appoint Wells Fargo Bank, N.A., as Securities Intermediary with respect to each of the Trust Accounts, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof. Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders. Upon the termination of the Issuer or the discharge of the Indenture, the Securities Administrator on behalf of the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed Wells Fargo Bank N.A. as Securities Intermediary. Wells Fargo Bank N.A. hereby accepts such appointment as Securities Intermediary;

(b) With respect to the Trust Account Property credited to the Trust Accounts, the Securities Intermediary agrees that:

(i) with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii) all assets in the Trust Accounts are agreed by the Securities Intermediary to be treated as Financial Assets; and

(iii) any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Accounts in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control,

(c) The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, and the Securities Administrator on behalf of the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) all Trust Account Property in respect of any Trust Account will be promptly credited by the Securities Intermediary to the applicable account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

(d) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account shall be treated as a Financial Asset.

(e) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee or from the Securities Administrator on its behalf directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer, the Securities Administrator or any other Person. If at any time the Indenture Trustee or Securities Administrator on its behalf notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

(f) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off the face amount of any checks which have been credited to any Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(g) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to any Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(h) The rights and powers granted under the Indenture and herein to the Indenture Trustee and the Securities Administrator on behalf of the Indenture Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Accounts, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Securities Administrator on behalf of the Indenture Trustee has notified the Securities Intermediary of such termination in writing.

(i) Notwithstanding anything else contained herein, the Issuer agrees that the Trust Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Indenture Trustee, as collateral agent, or the Securities Administrator acting on its behalf, without further consent by the Issuer; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent with respect to the Trust Accounts or the Securities Administrator acting on its behalf; and (3) all assets delivered or credited to it in connection with such Trust Accounts and all investments thereof will be promptly credited to the applicable account.

(j) Notwithstanding the foregoing, the Issuer shall have the power to instruct the Indenture Trustee and the Securities Administrator, as applicable, to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Indenture Trustee and the Securities Administrator, as applicable, to carry out its duties under the Indenture.

(k) The Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Uniform Commercial Code or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Issuer shall promptly execute and deliver to the Securities Administrator for filing any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Indenture Trustee’s security interest in the Trust Account Property.

In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, the Issuer authorizes the Securities Administrator on behalf of the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 5.09.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders or any other person or for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee, the Issuer or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

The Securities Intermediary shall be entitled to all of the protections, immunities, benefits and indemnities afforded to the Indenture Trustee under Articles VII and VIII of the Indenture.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Payments.

(a) On each Payment Date, the Securities Administrator shall withdraw funds on deposit in the Note Payment Account to the extent of Available Funds for each Mortgage Loan Group for such Payment Date and, based on the Payment Date Statement, make the following disbursements and transfers in the following order of priority:

(i) from the Available Funds for Mortgage Loan Group 1 and amounts received from the Group 1 Yield Maintenance Agreement the following shall be paid on each Payment Date in the following order of priority to the Holders of the Class A-1 Notes:

(A)	Current Interest for such date; and

(B)	principal in an amount up to the Senior Principal Distribution Amount for Mortgage Loan Group 1 for that Payment Date, until the Class Principal Amount of such Class is reduced to zero;

(ii) from the Available Funds for Mortgage Loan Group 2 and amounts received under the Group 2 Yield Maintenance Agreement the following shall be paid on each Payment Date in the following order of priority to the Holders of the Class A-2A Notes, Class A-2B Notes:

(A)	Current Interest on such Classes, pro rata (based on the amount of Current Interest to which each such Class is entitled); and

(B)
principal in an amount up to the Senior Principal Distribution Amount for Mortgage Loan Group 2 for that Payment Date, to the Holders of such Classes, pro rata, in proportion to their respective Class Principal Amounts, until the Class Principal Amount of each such Class is reduced to zero;

(iii) from the Available Funds for Mortgage Loan Group 3 and amounts received under the Group 3 Yield Maintenance Agreement the following shall be paid on each Payment Date in the following order of priority to the Holders of the Class A-3A Notes and Class A-3B Notes:

(A)	Current Interest on such Classes, pro rata (based on the amount of Current Interest to which each such Class is entitled); and

(B)
principal in an amount up to the Senior Principal Distribution Amount for Mortgage Loan Group 3 for that Payment Date, to the Holders of such Classes, pro rata, in proportion to their respective Class Principal Amounts, until the Class Principal Amount of each such Class is reduced to zero;

(iv) from amounts remaining after giving effect to the payments specified in subsections (i) through (iii) above, the following amounts shall be paid to the Securityholders in the following order of priority:

(A)	to the Holders of the Class A-X Notes, Current Interest for that date;

(B)	to the Holders of the Class B-1 Notes, Current Interest for that date;

(C)	to the Holders of the Class B-1 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Class Principal Amount of such Class is reduced to zero;

(D)	to the Holders of the Class B-2 Notes, Current Interest for that date;

(E)	to the Holders of the Class B-2 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Class Principal Amount of such Class is reduced to zero;

(F)	to the Holders of the Class B-3 Notes, Current Interest for that date;

(G)	to the Holders of the Class B-3 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Class Principal Amount of such Class is reduced to zero;

(H)	to the Holders of the Class B-4 Notes, Current Interest for that date;

(I)	to the Holders of the Class B-4 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Class Principal Amount of such Class is reduced to zero;

(J)	to the Holders of the Class B-5 Notes Current Interest for that date;

(K)	to the Holders of the Class B-5 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Class Principal Amount of such Class is reduced to zero;

(L)	to the Holders of the Class B-6 Notes, Current Interest for that date;

(M)	to the Holders of the Class B-6 Notes, an amount allocable to principal equal to its Pro Rata Share for such Payment Date until the Class Principal Amount of such Class is reduced to zero;

(N)
to the Holders of the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes, on a pro rata basis (based on the Class A Available Funds Cap Shortfalls to which each such Class is entitled), any Class A Available Funds Shortfalls with respect to each such Class;

(O)
to the Holders of the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes, on a pro rata basis (based on the Class A Deferred Amounts to which each such Class is entitled), the Class A Deferred Amounts with respect to each such Class; and

(P)	to the Securities Administrator for deposit into the Certificate Distribution Account for distribution to Certificateholders in accordance with the Trust Agreement, any Available Funds then remaining,

(b) Amounts to be paid to the Holders of a Class of Notes shall be payable with respect to all Notes of that Class, pro rata, based on the Note Principal Amount or Note Notional Amount, as applicable, of each Note of that Class.

(c) [Reserved].

(d) [Reserved].

(e) Notwithstanding the priority and allocation set forth in Section 5.01(a)(iv) above, if with respect to any Class of Subordinate Notes on any Payment Date the sum of the related Class Subordination Percentages of all Classes of Subordinate Notes which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no payment of Principal Prepayments or Subsequent Recoveries will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to the remaining Classes of Subordinate Notes, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Payment Date and shall be distributed in the sequential order provided in Section 5.01(a)(iv) above.

(f) (i) Notwithstanding the priority and allocation set forth in Section 5.01(a)(i) through (iv) above, on each Payment Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Principal Amount of the Offered Notes related to a Mortgage Loan Group has been reduced to zero, if either (i) the Aggregate Subordinate Percentage on that Payment Date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the prior six months, as a percentage of the aggregate Class Principal Amount of the Subordinate Notes, is greater than or equal to 50%, 100% of the amounts payable to the Subordinate Notes (as provided under clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount with respect to the Mortgage Loans in the Mortgage Loan Group related to such retired Class of Offered Notes) otherwise distributable to each Class of Subordinate Notes pursuant to Section 5.01(a)(iv), in reverse order of priority, shall instead be deposited into the Reserve Fund. Amounts on deposit in the Reserve Fund (including all net investment earnings from amounts invested in Permitted Investments) will be applied on future Payment Dates to make principal payments on the Offered Notes related to an Undercollateralized Group in the same amounts and manner described in subsection (f)(ii) of this Section 5.01. If any amounts remain in the Reserve Fund after the Class Principal Amounts of all of the Offered Notes have been reduced to zero, such amounts shall be allocated to the Subordinate Notes in the same priorities that the Subordinate Principal Distribution Amount is distributed to such Classes pursuant to Section 5.01(a)(iv) above; provided, however, if after making such payments, the aggregate Class Principal Amount of the Subordinate Notes exceeds the Pool Balance, the Class Principal Amount of the Subordinate Notes will be reduced by the amount of such excess in inverse order of priority (i.e., beginning with the Class of Subordinate Notes then outstanding with the highest numerical Class designation) in accordance with Section 5.03(c).

(ii) On any Payment Date on which any of the Group 1 Notes, Group 2 Notes or Group 3 Notes constitutes an Undercollateralized Group (or Groups), all amounts otherwise distributable as principal on the Subordinate Notes, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be paid as principal to the Offered Notes of such Undercollateralized Group pursuant to Section 5.01(a) first, up to the Principal Deficiency Amount for the Undercollateralized Group (such distribution, an “Undercollateralization Payment”) and second, to pay to the Subordinate Notes and the Ownership Certificates in the same order and priority as provided in Section 5.01(a)(iv). In the event that any of the Group 1 Notes, Group 2 Notes or Group 3 Notes constitutes an Undercollateralized Group (or Groups) on any Payment Date following the Senior Credit Support Depletion Date, an Undercollateralization Payment will be made from the excess of the Available Funds from the Overcollateralized Group (or Groups) remaining after all required amounts have been paid to the related Class or Classes of Offered Notes of such Overcollateralized Group. In the event there are two Undercollateralized Groups, any amounts paid from the Overcollateralized Group will be allocated in proportion to the amount of undercollateralization for each such Undercollateralized Group. All such payments shall be made in accordance with the priorities set forth in Section 5.01(a) above.

(g)  [Reserved]

(h) [Reserved].

SECTION 5.02. [Reserved].

SECTION 5.03. Allocation of Realized Losses.

(a) On or prior to each Determination Date, the Securities Administrator shall aggregate the loan-level information provided by the Master Servicer with respect to the total amount of Realized Losses, if any, with respect to the Mortgage Loans in each Mortgage Loan Group for the related Payment Date and include such information in the Payment Date Statement.

(b) Realized Losses with respect to each Mortgage Loan Group shall be allocated on any Payment Date as follows:

first, to the Subordinate Notes in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Notes with the highest numerical Class designation) until the Class Principal Amount of each such Class is reduced to zero; and

second, but only to the extent that any Realized Losses remaining after the allocations in clause first exceeds amounts then on deposit in the Reserve Fund for such Payment Date;

(A) with respect to Mortgage Loan Group 1, to the Class A-1 Notes, until the Class Principal Amount of such Class is reduced to zero;

(B) with respect to Mortgage Loan Group 2, to the Class A-2A and Class A-2B Notes, pro rata, until the Class Principal Amount of each such Class is reduced to zero; provided, however, the amount of any Realized Losses to be so allocated to the Class A-2A Notes shall instead be allocated to the Class A-2B Notes until the Class Principal Amount of the Class A-2B Notes has been reduced to zero; and

(C) with respect to Mortgage Loan Group 3, to the Class A-3A and Class A-3B Notes, pro rata, until the Class Principal Amount of each such Class is reduced to zero; provided, however, the amount of any Realized Losses to be so allocated to the Class A-3A Notes, shall instead be allocated to the Class A-3B Notes until the Class A-3B Notes has been reduced to zero.

(c) The Class Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation shall be reduced on each Payment Date by the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Notes (after giving effect to the payments of principal and the allocation of Realized Losses on such Payment Date) exceeds the aggregate of the sum of (i) the Scheduled Principal Balances of all the Mortgage Loans for the following Payment Date and (ii) amounts then on deposit in the Reserve Fund.

(d) Any Realized Loss allocated to a Class of Notes or any reduction in the Class Principal Amount of a Class of Notes pursuant to Section 5.03(b) or (c) shall be allocated among the Notes of such Class, pro rata, in proportion to their respective Note Principal Amounts.

(e) Any allocation of Realized Losses to a Note or any reduction in the Note Principal Amount of a Note pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Note Principal Amount thereof immediately following the payments made on the related Payment Date in accordance with the definition of “Note Principal Amount.”

SECTION 5.04. Statements.

(a) Two Business Days prior to the Auction Payment Date, the Securities Administrator shall make available to the Auction Administrator, and concurrently with each payment to Noteholders, the Securities Administrator shall make available to each Noteholder, the Seller, the Initial Seller, the Master Servicer, the Indenture Trustee, the Yield Maintenance Counterparty and the Rating Agencies, a statement based, as applicable, on loan-level information provided to it by the Master Servicer and the Servicers (the “Payment Date Statement”) as to the payments to be made or made, as applicable, on such Payment Date. Information in the Payment Date Statement relating to or based on amounts to be received under the Yield Maintenance Agreements shall be based on information provided by the Yield Maintenance Counterparty regarding any Yield Maintenance Amounts required to be paid by the Yield Maintenance Counterparty for the related Payment Date pursuant to the Yield Maintenance Agreements. The Payment Date Statement shall include the following:

(i) the amount of the payment made on such Payment Date to the Holders of each Class of Notes allocable to principal;

(ii) the amount of the payment made on such Payment Date to the Holders of each Class of Notes allocable to interest;

(iii) the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Mortgage Loan Group for the following Payment Date;

(iv) the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(v) each Mortgage Loan Group Balance and related Available Funds Cap for each Mortgage Loan Group at the Close of Business at the end of the related Due Period;

(vi) the aggregate Principal Balance of the 1-Year CMT Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(vii) the aggregate Principal Balance of the 6-Month LIBOR Indexed, 1-Month LIBOR Indexed and 1-Year LIBOR Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(viii) the amount of the Master Servicer Fees paid to or retained by the Master Servicer;

(ix) the aggregate amount of Servicer Fees paid to or retained by the Servicers;

(x) to the extent such amounts are paid out of any Trust Account, the amount of fees, expenses or indemnification amounts paid by the Issuer with an identification of the general purpose of such amounts and the party receiving such amounts;

(xi) for each Mortgage Loan Group, the number, weighted average remaining term to maturity, weighted average life and weighted average Mortgage Rate of the related Mortgage Loans as of the related Due Date;

(xii) the number and aggregate unpaid principal balance of Mortgage Loans, in the aggregate and for each Mortgage Loan Group, using the “MBA” method (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii) the rolling six-month delinquency rate for that Payment Date;

(xiv) the total number and cumulative principal balance of all REO Properties in each Mortgage Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xv) the aggregate amount of Principal Prepayments and Prepayment Penalty Amounts with respect to each Mortgage Loan Group made during the related Prepayment Period;

(xvi) the aggregate amount of Realized Losses for each Mortgage Loan Group and Subsequent Recoveries incurred during the related Due Period and the cumulative amount of Realized Losses and Subsequent Recoveries as of such Payment Date;

(xvii) the cumulative amount of Realized Losses for each Mortgage Loan Group;

(xviii) the Realized Losses and Subsequent Recoveries, if any, allocated to each Class of Notes on the related Payment Date;

(xix) the Class Principal Amount of each Class of Notes after giving effect to any distributions made thereon, on such Payment Date;

(xx) the Current Interest in respect of each Class of Notes, for such Payment Date and the respective portions thereof, if any, remaining unpaid following the payments made in respect of such Notes on such Payment Date;

(xxi) the Available Funds with respect to each Mortgage Loan Group;

(xxii) the Note Interest Rate for each Class of Notes for such Payment Date and the level of One-Month LIBOR or One-Year LIBOR, as applicable, used to determine the applicable Interest Rate;

(xxiii) the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Initial Seller, the Seller or TMI during the related Due Period, and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

(xxiv) the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(f)(i);

(xxv) (A) the amounts paid to each Class of Offered Notes from Yield Maintenance Amounts received from the Yield Maintenance Counterparty for such period, expressed as a dollar amount and (B) the Yield Maintenance Amount and applicable Strike Rate for each Yield Maintenance Agreement for such Payment Date;

(xxvi) on the Auction Payment Date, the Par Price (as defined in the Auction Administration Agreement) for each Class of Auction Notes as reported to the Master Servicer by the Securities Administrator;

(xxvii) the total number of Mortgage Loans in the aggregate and the aggregate Scheduled Principal Balance in the aggregate and separately for the Group 1 Mortgage Loans (also separately stating such information for the Three-Year Hybrid Mortgage Loans and the Five-Year Hybrid Mortgage Loans), the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, in each case at the close of business at the end of the related Due Period; and

(xxviii) the amount, if any, remaining on deposit in the Reserve Fund.

The Securities Administrator will make the Payment Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders and the other parties to this Agreement via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Noteholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Noteholder and such other customary information which a Securityholder reasonably requests to prepare its tax returns. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Securities Administrator to Securityholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Payment Date, the Securities Administrator shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a) No later than the second Business Day following each Determination Date, the Master Servicer shall deliver to the Securities Administrator by telecopy or electronic mail (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) the Remittance Report with respect to the related Payment Date. Not later than the Close of Business New York time three Business Days prior to the related Payment Date, the Master Servicer shall deliver or cause to be delivered to the Securities Administrator in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably require to perform the calculations necessary to make the payments contemplated by Section 5.01.

(b) If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act or similar state or local law, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Collection Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Collection Account not later than the Business Day immediately preceding the related Payment Date an amount equal to such deficiency, net of the Servicing Fee and the Master Servicing Fee, for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Business Day immediately preceding the related Payment Date, the Master Servicer shall present an Officer’s Certificate to the Securities Administrator and the Indenture Trustee (i) stating that the Master Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. Compensating Interest Payments.

The amount of the Master Servicing Fee payable to the Master Servicer in respect of any Payment Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Payment Date, but only to the extent that Interest Shortfalls relating to such Payment Date are required to be paid but are not actually paid by the related Servicers on the applicable Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 5.07. [Reserved].

SECTION 5.08. [Reserved].

SECTION 5.09. Yield Maintenance Accounts.

(a) The Securities Administrator is hereby directed by the Depositor to execute and deliver the Yield Maintenance Agreements on behalf of the Issuer, for the benefit of the Class A-1 Notes (the “Group 1 Yield Maintenance Agreement”), and the Class A-2A and Class A-2B Notes (the “Group 2 Yield Maintenance Agreement”) and for the benefit of the Class A-3A and Class A-3B Notes (the Group 3 Yield Maintenance Agreement”), in the forms presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Yield Maintenance Agreements, including, without limitation, the representations and warranties contained therein. Each Holder of an Offered Note is deemed, by acceptance of such Note, to authorize the Securities Administrator to execute and deliver the Yield Maintenance Agreements.

(b) Pursuant to each Yield Maintenance Agreement, the Yield Maintenance Counterparty shall have provided the Securities Administrator, the Indenture Trustee and the Master Servicer with notice of the Yield Maintenance Amount, if any, to be paid by the Yield Maintenance Counterparty to the Securities Administrator for the account of the Issuer pursuant to such Yield Maintenance Agreement for each Payment Date. Any Yield Maintenance Amount received by the Securities Administrator pursuant to any Yield Maintenance Agreement in connection with each such Payment Date shall be deposited into the Note Payment Account and shall be applied on each Payment Date, together with Available Funds for such date with respect to each Mortgage Loan Group, in accordance with the priorities set forth in Section 5.01(a).

SECTION 5.10. Subsequent Recoveries.

(a) The Class Principal Amount of any Class of Notes to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Amount has been reduced to zero) will be increased up to the amount of Subsequent Recoveries for such Payment Date as follows:

(i) first, to increase the Class Principal Amount of each such Class of Offered Notes of the related Mortgage Loan Group, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount for each such Class, and

(ii) second, to increase the Class Principal Amount of each such Class of Subordinate Notes, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount for each such Class.

(b) Any increase to the Class Principal Amount of a Class of Notes shall increase the Note Principal Amount of each Note of the related Class pro rata in accordance with the applicable Percentage Interest.

ARTICLE VI

[Reserved]

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

(a) If any one of the following events (each, an “Event of Default”) shall occur and be continuing:

(i) the failure by the Master Servicer to (A) make any Advance on the Business Day immediately preceding the related Payment Date or (B) to deposit in the Collection Account any deposit required to be made under the terms of this Agreement, and in either case such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer (or, if applicable, such shorter time period as is provided in the penultimate sentence of Section 7.01(c)); or

(ii) the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, in each case after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by Noteholders evidencing at least 25% of the Voting Rights or (B) on which a Servicing Officer of the Master Servicer has actual knowledge of such failure (or, in the case of a breach of its obligation beyond any applicable cure period to provide an assessment of compliance, an attestation report or a Sarbanes-Oxley Certification pursuant to Sections 3.16 and 3.18, respectively); or

(iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv) the Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b) then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Indenture Trustee shall, at the written direction of the Majority Securityholders, or at its option may, with the consent of Thornburg (not to be unreasonably withheld), by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as master servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor, the Owner Trustee and the Sellers. On or after the receipt by the Master Servicer (and by the Indenture Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Indenture Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice and the transfer within one Business Day subsequent to such notice to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Master Servicer’s duties and the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses. The termination of the rights and obligations of the Master Servicer shall not affect any liability it may have incurred prior to such termination. To the extent that such costs and expenses of the Indenture Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Indenture Trustee shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(c) The Securities Administrator shall not later than the close of business on the Business Day immediately preceding the related Payment Date notify the Indenture Trustee in writing of the Master Servicer’s failure to make any Advance required to be made under this Agreement on such date and the amount of such Advance. By no later than 10:00 A.M. (Chicago time) on the relevant Payment Date, the Securities Administrator shall notify the Indenture Trustee of the continuance of such failure or that the Master Servicer has made the Advance, as the case may be. Notwithstanding the terms of the Event of Default described in clause (i)(A) of Section 7.01(a), the Indenture Trustee, upon receipt of written notice on the Payment Date from the Securities Administrator of the continuance of the failure of the Master Servicer to make an Advance, shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Securityholder or to reimbursement of outstanding Advances or other amounts for which the Master Servicer was entitled to reimbursement as of the date of suspension, and the Indenture Trustee, subject to the cure provided for in this paragraph, if available, shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which is described in clause (i)(A) of Section 7.01(a). Any such action taken by the Indenture Trustee must be prior to the payment on the relevant Payment Date, and shall have all of the rights incidental thereto. If the Master Servicer shall within two Business Days following such suspension remit to the Indenture Trustee the amount of any Advance the nonpayment of which by the Master Servicer is described in clause (i)(A) of Section 7.01(a), together with all other amounts necessary to reimburse the Indenture Trustee for actual, necessary and reasonable costs incurred by the Indenture Trustee because of action taken pursuant to this subsection (including interest on any Advance or other amounts paid by the Indenture Trustee (from and including the respective dates thereof) at a per annum rate equal to the prime rate for U.S. money center commercial banks as published in the Wall Street Journal), then the Indenture Trustee, subject to the last two sentences of this paragraph, shall permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder. If the Master Servicer shall fail to remit such amounts to the Indenture Trustee within such two Business Days after the Payment Date, then an Event of Default shall occur and such notice of suspension shall be deemed to be a notice of termination without any further action on the part of the Indenture Trustee. The Master Servicer agrees that if it fails to make a required Advance by 10:00 A.M. (Chicago time) on the related Payment Date on more than two occasions in any 12 month period, the Indenture Trustee shall be under no obligation to permit the Master Servicer to resume its rights and obligations as Master Servicer hereunder, and notwithstanding the cure period provided in Section 7.01(a)(i)(A), an Event of Default shall be deemed to have occurred on the relevant Payment Date.

SECTION 7.02. Indenture Trustee to Act.

(a) From and after the date the Master Servicer (and the Indenture Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer or (ii) if the Indenture Trustee is legally unable so to act, subject to the rights of Thornburg under Section 3.33 hereof, the Indenture Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by each Rating Agency as evidenced by a letter to such effect from each Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.19. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Indenture Trustee pursuant to Section 8.05, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Indenture Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer continue to service and administer the Mortgage Loans for the benefit of Securityholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.04.

(c) Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

SECTION 7.03. Waiver of Event of Default.

The Majority Securityholders may, on behalf of all Securityholders, by notice in writing to the Indenture Trustee, direct the Indenture Trustee to waive any events permitting removal of any Master Servicer under this Agreement, provided, however, that the Majority Securityholders may not waive an event that results in a failure to make any required payment on a Note without the consent of the Holder of such Note. Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to each Rating Agency.

SECTION 7.04. Notification to Securityholders.

(a) Upon any termination or appointment of a successor to any Master Servicer pursuant to this Article VII or Section 3.34, the Note Registrar or the Indenture Trustee, if the Master Servicer is also the Note Registrar and Securities Administrator, shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register and to each Rating Agency.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to all Noteholders notice of such occurrence unless such Event of Default shall have been waived or cured.

SECTION 7.05. Action Upon Master Servicer Event of Default.

If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, unless the Indenture Trustee is acting as successor Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder with respect to the exercise of the rights and powers of the Master Servicer hereunder; provided, however, the Indenture Trustee shall not be charged with knowledge of any Event of Default or any other event or matter that may require it to take action or omit to take action hereunder unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Indenture Trustee receives written notice of such Event of Default.

SECTION 7.06. Additional Remedies of Indenture Trustee Upon Event of Default.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Indenture Trustee may proceed to protect and enforce its rights and the rights of the Noteholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee and the Noteholders.

ARTICLE VIII

THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01. Duties of Indenture Trustee and Securities Administrator.

The Indenture Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee and the Securities Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Indenture Trustee nor the Securities Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Indenture Trustee and the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected.

On each Payment Date, the Securities Administrator shall make monthly payments to the Noteholders from funds in the Note Payment Account and to the Certificateholders from funds in the Certificate Distribution Account, in each case as provided in Sections 5.01, 5.09 and 10.01 hereof based on the report of the Securities Administrator.

No provision of this Agreement shall be construed to relieve the Indenture Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Indenture Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement and the Indenture, in the case of the Indenture Trustee, and this Agreement, the Indenture, the Trust Agreement and the Administration Agreement, in the case of the Securities Administrator, neither the Indenture Trustee nor the Securities Administrator shall be liable except for the performance of such of its duties and obligations as are specifically set forth in this those agreements, no implied covenants or obligations shall be read into such agreements against the Indenture Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Indenture Trustee or the Securities Administrator, respectively, the Indenture Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement or such other agreements, as applicable;

(ii) neither the Indenture Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer of the Indenture Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Indenture Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto; and

(iii) neither the Indenture Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Securityholders as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee or the Securities Administrator, respectively, under this Agreement;

The Securities Administrator shall pay any and all tax related expenses (not including taxes) of the Issuer, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Issuer that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including the Securities Administrator’s duties as tax return preparer).

The Securities Administrator shall prepare and file, and the Owner Trustee shall sign the tax returns of the Issuer, to the extent that a tax return is required to be filed by the Issuer. The expenses of preparing and filing such tax returns shall be borne by the Securities Administrator. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Initial Seller, at its own cost and expense, will prepare and file all necessary returns.

The Securities Administrator shall perform on behalf of the Issuer all reporting and other tax compliance duties that are the responsibility of the Issuer under the Code or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code or other such guidance, the Securities Administrator shall provide to the Securityholders such information or reports as are required by the Code.

Neither the Indenture Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Indenture Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02. Certain Matters Affecting the Indenture Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01 hereof:

(i) the Indenture Trustee and the Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Indenture Trustee and the Securities Administrator may prescribe;

(ii) the Indenture Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) neither the Indenture Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Agreement, unless such Securityholders shall have offered to the Indenture Trustee or the Securities Administrator, respectively, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Indenture Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) neither the Indenture Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so Holders of the Notes representing not less than 25% of the Outstanding Balance of the Notes; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. If the Master Servicer fails to reimburse the Indenture Trustee in respect of the reasonable expense of every such examination relating to the Master Servicer, the Indenture Trustee shall be reimbursed by the Trust Estate;

(vi) the Indenture Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Owner Trustee, the Securities Administrator or the Master Servicer until such time as the Indenture Trustee may be required to act as the Master Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Indenture Trustee as a successor Master Servicer; and

(vii) the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Indenture Trustee or the Securities Administrator in good faith.

SECTION 8.03. Indenture Trustee and the Securities Administrator Not Liable for Securities, Mortgage Loans or Additional Collateral.

The recitals contained herein and in the Securities (other than the authentication of the Securities Administrator on the Securities) shall be taken as the statements of the Depositor or the Sellers, and the neither the Indenture Trustee nor the Securities Administrator assumes responsibility for the correctness of the same. Neither the Indenture Trustee nor the Securities Administrator makes representations or warranties as to the validity or sufficiency of this Agreement or of the Securities (other than the signature and authentication of the Securities Administrator on the Securities) or of any Mortgage Loan or related document or of MERS or the MERS System. The Indenture Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of related Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer or the Securities Administrator. Neither the Indenture Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Issuer or its ability to generate the payments to be paid to Securityholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Indenture Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Indenture Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Indenture Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Sellers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Indenture Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or in the case of the Indenture Trustee the Securities Administrator or any loss resulting therefrom, it being understood that the Indenture Trustee shall remain responsible for any Issuer property that it may hold in its individual capacity and the Securities Administrator shall remain responsible for any Issuer property that it may hold in its individual capacity; the acts or omissions of the Master Servicer (other than as to the Securities Administrator, if it is also the Master Servicer, and as to the Indenture Trustee, if the Indenture Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Indenture Trustee as the successor Master Servicer), or any acts or omissions of any Servicer or any Mortgagor; any action of the Master Servicer (other than as to the Securities Administrator, if it is also the Master Servicer, and as to the Indenture Trustee, if the Indenture Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof), or in the case of the Indenture Trustee the Securities Administrator or any Servicer taken in the name of the Indenture Trustee; the failure of the Master Servicer or any Servicer to act or perform any duties required of it as agent or on behalf of the Indenture Trustee or the Issuer hereunder; or any action by the Indenture Trustee taken at the instruction of the Master Servicer (other than if the Indenture Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Indenture Trustee as the successor Master Servicer); provided, however, that the foregoing shall not relieve the Indenture Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Indenture Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Owner Trustee, Master Servicer and Securities Administrator May Own Notes.

The Owner Trustee, the Master Servicer and the Securities Administrator in their respective individual capacities, or in any capacity other than as Owner Trustee, Master Servicer or Securities Administrator hereunder, may become the owner or pledgee of any Notes with the same rights they would have if they were not Owner Trustee, Master Servicer or Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Indenture Trustee’s, Custodian’s, Owner Trustee’s and Securities Administrator’s Fees and Expenses.

The Indenture Trustee shall be compensated by the Master Servicer for its services hereunder on behalf of the Issuer, including payment of the Indenture Trustee Fee. The Owner Trustee shall be compensated by the Master Servicer for its services hereunder, including payment o the Owner Trustee Fee. The Securities Administrator shall be compensated by the Master Servicer for its services hereunder from a portion of the Master Servicing Fee. The fees and expenses of the Custodian will be paid by the Initial Seller. In addition, the Indenture Trustee (as Indenture Trustee and in its individual corporate capacity), the Owner Trustee and the Securities Administrator will be entitled to recover from the Collection Account pursuant to Section 4.05(a) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee (including for such purpose, any fees and expenses relating to its capacity as Custodian hereunder to the extent not paid by the Initial Seller), the Owner Trustee, and the Securities Administrator, respectively, including without limitation, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee, the Indenture Trustee or the Securities Administrator, respectively, in the performance of its duties or the administration of the trusts hereunder or under the Yield Maintenance Agreements or the Auction Swap Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence (or in the case of the Owner Trustee, gross negligence) or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Sellers, the Master Servicer, the Securityholders, the Owner Trustee or the Issuer hereunder or thereunder. If funds in the Collection Account are insufficient therefor, the Indenture Trustee, the Owner Trustee, the Custodian and the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by such parties and the Securityholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Indenture Trustee and Securities Administrator.

The eligibility requirements for the Indenture Trustee are set forth in Section 6.11 of the Indenture. The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating in the third highest rating category by each Rating Agency and in each Rating Agency’s two highest short-term rating categories, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of the Indenture Trustee or the Securities Administrator.

The circumstances causing resignation and removal of the Indenture Trustee are set forth in Sections 6.08 and 6.09 of the Indenture. The Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Sellers, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation of the Securities Administrator, the Indenture Trustee shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.06 by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator. If no successor Securities Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Securities Administrator fails to provide an assessment of compliance or an attestation report required under Section 3.16 within 15 calendar days of March 1 of each calendar year in which Exchange Act reports are required then the Indenture Trustee may remove the Securities Administrator. If the Indenture Trustee removes the Securities Administrator, under the authority of the immediately preceding sentence, the Initial Seller or the Indenture Trustee shall promptly appoint a successor Securities Administrator that meets the requirements of Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy to the successor Securities Administrator and one copy to the Master Servicer.

The Majority Securityholders may at any time remove the Securities Administrator by written instrument or instruments delivered to the Indenture Trustee; the Initial Seller shall thereupon use its best efforts to appoint a successor Securities Administrator in accordance with this Section.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Securities Administrator as provided in Section 8.08 hereof. If the Securities Administrator is removed pursuant to this Section 8.07, it shall be reimbursed any outstanding and unpaid fees and expenses, and if removed under the authority of the immediately preceding paragraph, the Securities Administrator shall also be reimbursed any outstanding and unpaid costs and expenses.

Notwithstanding anything to the contrary contained herein, in the event that the Master Servicer resigns or is removed as Master Servicer hereunder, the Securities Administrator shall have the right to resign immediately as Securities Administrator by giving written notice to the Sellers and the Indenture Trustee, with a copy to each Rating Agency; provided that such resignation shall not become effective until acceptance of appointment by a successor Securities Administrator. Notwithstanding anything to the contrary herein, in the event that the Securities Administrator resigns or is removed as Securities Administrator hereunder, the Master Servicer shall have the right to resign immediately as Master Servicer by giving written notice to the Sellers and the Indenture Trustee, with a copy to each Rating Agency; provided that such resignation shall not become effective until acceptance of appointment by a successor Master Servicer.

SECTION 8.08. Successor Securities Administrator.

Any successor Securities Administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Sellers and the Master Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the Securities Administrator shall become effective, and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder (including, without limitation, its rights, powers, duties and obligations as Auction Administrator under the Auction Administration Agreement), with like effect as if originally named Securities Administrator. The Depositor, the Sellers, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, as applicable, all such rights, powers, duties and obligations.

No successor Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Securities Administrator shall not result in a downgrading of the Offered Notes by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 8.08, the successor Securities Administrator shall mail notice of the appointment of a successor Securities Administrator hereunder to all Securityholders at their addresses as shown in the Certificate Register or the Note Register, as applicable, and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Indenture Trustee or Securities Administrator.

The consequences of merger or consolidation of the Indenture Trustee are set forth in Section 6.09 of the Indenture. Any entity into which the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any entity succeeding to the corporate trust business of the Securities Administrator, shall be the successor of the Securities Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. [Reserved].

SECTION 8.11. [Reserved].

SECTION 8.12. Trustee May Enforce Claims Without Possession of Notes.

(a) All rights of action and claims under this Agreement or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee for the benefit of all Holders of such Notes, subject to the provisions of this Agreement and the Indenture. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Indenture Trustee (for the avoidance of doubt, in its individual capacity and as Indenture Trustee on behalf of the Issuer), its agents and counsel, be for the ratable benefit or the Noteholders in respect of which such judgment has been recovered.

(b) The Indenture Trustee shall afford the Sellers, the Depositor and each Securityholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Indenture Trustee, access to all records maintained by the Indenture Trustee in respect of its duties hereunder and access to officers of the Indenture Trustee responsible for performing such duties. The Indenture Trustee shall cooperate fully with the Sellers, the Depositor and such Securityholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Sellers, the Depositor and such Securityholder for review and copying such books, documents or records as may be requested with respect to the Indenture Trustee’s duties hereunder. The Sellers, the Depositor and the Securityholders shall not have any responsibility or liability for any action or failure to act by the Indenture Trustee and are not obligated to supervise the performance of the Indenture Trustee under this Agreement or otherwise.

(c) The Securities Administrator shall afford the Sellers, the Depositor, the Indenture Trustee and each Securityholder upon reasonable notice during normal business hours at its offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 or other office designated by the Securities Administrator, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Depositor and any requesting Securityholder with its most recent audited financial statements. The Securities Administrator shall cooperate fully with the Sellers, the Depositor, the Indenture Trustee and such Securityholder and shall, subject to the first sentence of this Section 8.12(c), make available to the Sellers, the Depositor and such Securityholder for review and copying such books, documents or records as may be requested with respect to the Securities Administrator’s duties hereunder. The Sellers, the Depositor, the Indenture Trustee and the Securityholders shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and are not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Indenture Trustee may proceed to protect and enforce its rights and the rights of the Securityholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee and the Securityholders.

SECTION 8.14. Waiver of Bond Requirements.

The Indenture Trustee shall be relieved of, and each Securityholder hereby waives, any requirement of any jurisdiction in which the Trust Estate, or any part thereof, may be located that the Indenture Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Owner Trustee shall be relieved of, and each Securityholder hereby waives, any requirement of any jurisdiction in which the Issuer, or any part thereof, may be located that the Owner Trustee file any inventory, accounting or appraisal of the Issuer with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodian.

LaSalle Bank is hereby appointed Custodian of the Mortgage Files. The Indenture Trustee shall have the right upon prior written notice to the Issuer and the Master Servicer, to appoint one or more sub-custodians to hold all or a portion of the related Mortgage Files as agent for the Indenture Trustee, by entering into a custodial agreement. If the Indenture Trustee is removed or becomes ineligible to serve as Indenture Trustee pursuant to the provisions of the Indenture, it shall also resign its appointment as Custodian. Any sub-custodian may at any time be terminated and a substitute sub-custodian appointed therefor by the Indenture Trustee. The Indenture Trustee agrees to enforce the terms and provisions of any custodial agreement against the sub-custodian for the benefit of the Noteholders having an interest in any Mortgage File held by such sub-custodian. Each Custodian or sub-custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Initial Seller shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each custodian (including the costs of Custodian’s counsel). The Custodian shall have the same rights, protections and immunities which are afforded to the Indenture Trustee under Article VI of the Indenture.

SECTION 8.17. Auction Administration Agreement; Auction Swap Agreement.

(a) Concurrently with the execution and delivery hereof, at the direction of the Depositor, the Securities Administrator, acting solely as an agent (the “Auction Administrator”) for the Holders of the Auction Notes and not on behalf of the Issuer, shall execute and deliver the Auction Administration Agreement and the Auction Swap Agreement in the forms presented by the Auction Swap Counterparty. The Securities Administrator shall have no duty to review or otherwise determine the adequacy of the Auction Administration Agreement or the Auction Swap Agreement.

(b) Each Holder of an Auction Note is deemed, by acceptance of such Note, (i) to authorize the Securities Administrator to execute and deliver the Auction Administration Agreement and the Auction Swap Agreement as their agent and (ii) to acknowledge and accept and agree to be bound by the provisions of the Auction Administration Agreement and the Auction Swap Agreement. The Securities Administrator, as Auction Administrator, agrees not to consent to any amendments to the Auction Administration Agreement or Auction Swap Agreement without the consent of 100% of the Auction Notes, except in the case where such amendment is to cure any ambiguity in either agreement, to correct or supplement any provision therein which may be inconsistent with other provisions in such agreements or the other Operative Agreements, or to cause the provisions in such agreements to conform or be consistent with the statements made with respect to such agreements in the Offering Documents.

SECTION 8.18. Yield Maintenance Counterparty Tax Form.

The Depositor hereby directs the Security Administrator to enter into the Yield Maintenance Agreements. The Securities Administrator agrees that so long as the Yield Maintenance Agreement remains in effect, it shall request that the Yield Maintenance Counterparty provide to it an Internal Revenue Service Form W-8ECI (or any successor form) at the end of each three year period following the Closing Date as provided for in the Yield Maintenance Agreements.

ARTICLE IX

[Reserved]

ARTICLE X

TERMINATION

SECTION 10.01. Termination; Clean-Up Call.

(a) The respective obligations and responsibilities of the Seller, the Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Noteholders after the final Payment Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Indenture Trustee and the Securities Administrator upon the earliest of (i) the Payment Date on which the Class Principal Amount (or Class Notional Amount in the case of the Class A-X Notes) of each Class of Notes has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraphs and (iv) the Stated Maturity Date.

Thornburg (solely in its capacity as a Servicer of the Mortgage Loans) may, at its option (which option is assignable), terminate this Agreement on any Payment Date on which the aggregate amount of the Scheduled Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance (such Payment Date, the “10% Clean-Up Call Date”), by purchasing, on such Payment Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Scheduled Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers approved by the Depositor and at the expense of the Person exercising the Clean-Up Call Option less the good faith estimate of the Master Servicer or the related Servicer, as applicable, of Liquidation Expenses to be incurred in connection with its disposal and (y) the Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, accrued and unpaid interest thereon at the applicable Loan Rate through the end of the Due Period preceding the final Payment Date, plus unreimbursed Servicing Advances and Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties, plus all amounts, if any, then due and owing to the Indenture Trustee, the Master Servicer and the Securities Administrator (the “Clean-Up Call Purchase Price”).

In addition, Wells Fargo Bank, N.A. (solely in its capacity as the Master Servicer) may, at its option, terminate this Agreement on any Payment Date on which the aggregate amount of the Scheduled Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period is equal to or less than 5% of the Cut-Off Date Aggregate Principal Balance (such Payment Date, the “Master Servicer Clean-Up Call Date”; and each of the Master Servicer Clean-Up Call Date and the 10% Clean-Up Call Date individually, a “Clean-Up Call Date”), by purchasing, on such Master Servicer Clean-Up Call Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the Clean-Up Call Purchase Price; provided, that the Master Servicer Clean-Up Call Right shall be exercisable only if the 10% Clean-Up Call Right is not exercised on or before such date.

(b) Notice of any termination pursuant to the second or third paragraphs of Section 10.01(a), specifying the Clean-Up Call Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Securities Administrator for payment of the final distribution and cancellation, shall be given by the Securities Administrator to the Noteholders pursuant to Section 10.02 of the Indenture and to the Owner Trustee promptly upon the Securities Administrator receiving notice of such Clean-Up Call Date from Thornburg or Wells Fargo Bank, N.A., as applicable.

(c) Upon presentation and surrender of the Notes, the Securities Administrator shall cause to be distributed to the Holders of the Notes on the Payment Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Payment Date.

(d) In the event that all Noteholders shall not surrender their Notes for final payment and cancellation on or before such final Payment Date, the Securities Administrator shall promptly following such date cause all funds in the Collection Account to which Noteholders are entitled and not distributed in final distribution to Noteholders to be withdrawn therefrom and credited to the remaining Noteholders by depositing such funds in a separate account for the benefit of such Noteholders, and the Securities Administrator shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Notes shall not have been surrendered for cancellation, the Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Securities Administrator upon transfer of such funds to the Certificate Distribution Account for payment to the Certificateholders in accordance with the provisions of the Trust Agreement shall be discharged of any responsibility for such funds.

SECTION 10.02. [Reserved].

SECTION 10.03. Optional Purchase of Notes.

(a) All but not less than all of the Notes are subject to purchase by TMI, at its option, on any Payment Date on or after the Optional Notes Purchase Date from the then Holders thereof. The purchase price for each Note (other than the Class A-X Notes) shall be equal to the sum of (i) the Note Principal Amount of such Note and (ii) any accrued but unpaid interest thereon at the applicable Note Interest Rate with respect thereto for such Payment Date. The purchase price for the Class A-X Notes shall be an amount equal to the sum of (x) any Current Interest due (after taking into account payments made on such date from Current Interest) on the Class A-X Notes, and (y) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-X Notes (such present value to be based on a discount rate that will approximate the expected yield to maturity of the Class A-X Notes). In order to exercise the Optional Notes Purchase Right, TMI must, no later than the eighth Business Day prior to the applicable Payment Date, deliver to the Securities Administrator (with copies to the Rating Agencies and the Master Servicer) written notice, in the form of Exhibit O hereto, of its intent to purchase the Notes and of the Payment Date on which it intends to do so and the Securities Administrator will verify in writing to TMI the cash amount required of TMI to effect such purchase no later than the third Business Day prior to the Payment Date on which such purchase is scheduled to occur. The Securities Administrator shall furnish notice of the exercise of the Optional Notes Purchase Right to the applicable Noteholders in compliance with Section 10.02 of the Indenture. On the day prior to the Payment Date on which the Optional Notes Purchase Right will be exercised, TMI shall deposit the appropriate amount in cash with the Securities Administrator. Such amount shall be deposited by the Securities Administrator into the Note Payment Account. Such amounts shall be paid by the Securities Administrator to Holders of the applicable Notes as provided in Section 10.03(c).

(b) In the case of an exercise of the Optional Notes Purchase Right, TMI shall be solely responsible for the costs and expenses of the Indenture Trustee, the Securities Administrator and the Master Servicer.

(c) The Notes shall, following notice to Noteholders as required by Section 10.03(a), be purchased on the applicable Payment Date by TMI at the price specified in Section 10.03(a), and (unless TMI shall default in the payment of such amount) no interest shall accrue on such amount for any period after the date to which accrued interest is calculated for purposes of calculating such amount.

(d) Subsequent to the purchase of the Notes following exercise of the Optional Notes Purchase Right, TMI shall be the sole Holder of the Notes. TMI may subsequently transfer some or all of the Notes acquired by it in accordance with the provisions of the Indenture. All Notes issued to the Noteholders prior to exercise of the Optional Securities Purchase Right shall be deemed cancelled (other than those Notes held by TMI).

ARTICLE XI

[Reserved]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Initial Seller, the Seller, the Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee, and without the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement or (iv) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Issuer or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement; provided, however, that any such action shall not adversely affect in any material respect the interest of any Noteholder; provided, further, that any such action listed in clauses (i) through (iv) above shall be deemed not to adversely affect in any material respect the interests of any Securityholder, if evidenced by (i) written notice to the Indenture Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Notes with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Securityholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Master Servicer, the Securities Administrator and the Indenture Trustee.

In addition, this Agreement may be amended from time to time by the Initial Seller, the Seller, the Depositor, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee and with the consent of a majority in interest of the Certificateholders and a majority in interest of each Class of Notes affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Notes or Ownership Certificates that are required to be made on any such Note or Ownership Certificate without the consent of the Holder of such Security, (y) adversely affect in any material respect the interests of the Holders of any Class of Notes or Ownership Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Notes of such Class or Ownership Certificates evidencing at least a 66⅔% Percentage Interest in such Class of Notes or the Ownership Certificates, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Notes of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to each Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, neither the Indenture Trustee nor the Securities Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Indenture Trustee or the Securities Administrator, in which case the Indenture Trustee or the Securities Administrator shall be entitled to be reimbursed for such expenses by the Issuer pursuant to Section 8.05 hereof), to the effect that such amendment will not result in the imposition of federal income tax on the Issuer and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Securities Administrator shall furnish, at the expense of the Person that requested the amendment if such Person is the Initial Seller or the Seller (but in no event at the expense of the Indenture Trustee or the Securities Administrator), otherwise at the expense of the Issuer, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and each Rating Agency.

It shall not be necessary for the consent of Securityholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

The Indenture Trustee and Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Indenture Trustee at the expense of the Issuer, but only upon direction of Noteholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. [Reserved].

SECTION 12.04. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered via telecopy, to (a) in the case of the Initial Seller, to Thornburg Mortgage Home Loans, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Deborah Burns (telecopy number (505) 954-5300), or such other address or telecopy number as may hereafter be furnished to the Seller, the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Owner Trustee in writing by the Initial Seller, (b) in the case of the Seller, Thornburg Mortgage Funding, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Deborah Burns (telecopy number (505) 954-5300), or such other address or telecopy number as may hereafter be furnished to the Initial Seller, the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee and the Owner Trustee in writing by the Seller, (c) in the case of the Indenture Trustee, to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Initial Seller, the Seller, the Depositor, the Master Servicer, the Securities Administrator and the Owner Trustee in writing by the Indenture Trustee, (d) in the case of the Depositor, to Structured Asset Securities Corporation, 745 Seventh Avenue, Seventh Floor, New York, New York 10019, Attention: Mortgage Backed Finance, or such other address or telecopy number as may be furnished to the Initial Seller, the Seller, the Master Servicer, the Owner Trustee and the Indenture Trustee in writing by the Depositor, (e) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Thornburg 2007-2 or such other address or telecopy number as may hereinafter be furnished to the Initial Seller, the Seller, the Depositor, the Master Servicer, the Securities Administrator, and the Indenture Trustee in writing by the Owner Trustee; and (f) in the case of the Master Servicer or Securities Administrator, for certificate transfer purposes, at its Corporate Trust Office and for all other purposes at P.O. Box 98, Columbia, Maryland 21046, or for overnight delivery, at 9062 Old Annapolis Road, Columbia, Maryland 21045 (Attention: Thornburg 2007-2), Facsimile no: (410) 715-2380, or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Initial Seller, the Owner Trustee and the Indenture Trustee in writing by the Master Servicer or the Securities Administrator. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register or Certificate Register, as applicable. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Securityholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the Ownership Certificate or the rights of the Noteholders or the Certificateholders.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notice to the Rating Agencies.

(a) The Securities Administrator shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured or waived;

(iii) the resignation or termination of the Master Servicer, the Securities Administrator or the Indenture Trustee;

(iv) the final payment to Holders of the Notes of any Class; and

(v) any change in the location of any Account.

(b) In addition, the Securities Administrator shall promptly furnish to the Rating Agencies copies of each Statement to Securityholders described in Section 5.04 hereof; if the Indenture Trustee is acting as a successor Master Servicer pursuant to Section 7.02 hereof, the Indenture Trustee shall notify the Rating Agencies of any event that would result in the inability of the Indenture Trustee to make Advances and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

(i) each annual statement as to compliance described in Section 3.17 hereof;

(ii) each annual assessment of compliance and attestation report described in Section 3.16 hereof; and

(iii) each notice delivered pursuant to Section 5.05(b) hereof which relates to the fact that the Master Servicer has not made an Advance.

(c) All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to S&P, to:

55 Water Street
New York, New York 10041
Attention: Residential Mortgages

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Securityholders nor the Indenture Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Securities, expressed or implied, shall give to any Person, other than the Securityholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 12.11. [Reserved].

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. [Reserved].

SECTION 12.14. Execution by the Issuer.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

THORNBURG MORTGAGE SECURITIES TRUST 2007-2

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:  /s/ Patricia A. Evans
       Name: Patricia A. Evans
       Title: Vice President

STRUCTURED ASSET SECURITIES
CORPORATION, as Depositor

By: /s/ Mary C. Stone
       Name: Mary C. Stone
       Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Indenture Trustee and Custodian

By:  /s/ Rita Lopez
       Name: Rita Lopez
       Title: Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer

By: /s/ Carla S. Walker
       Name: Carla S. Walker
       Title: Vice President

WELLS FARGO BANK, N.A.,
as Securities Administrator

By: /s/ Carla S. Walker
       Name: Carla S. Walker
       Title: Vice President

THORNBURG MORTGAGE HOME LOANS,
INC., as Initial Seller

By: /s/ Deborah J. Burns
       Name: Deborah J. Burns
       Title: Senior Vice President

THORNBURG MORTGAGE FUNDING,
INC., as Seller

By: /s/ Nathan Fellers
       Name: Nathan Fellers
       Title: Senior Vice President

Solely for the purposes of Section 3.25,
accepted and agreed to by:

THORNBURG MORTGAGE, INC.

By:/s/ Deborah J. Burns
      Name: Deborah J. Burns
      Title: Senior Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ___ day of April 2007, before me, a notary public in and for said State, personally appeared Mary A. Stone, known to me to be a Vice President of Structured Asset Securities Corporation, a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________
Notary Public

STATE OF NEW MEXICO	)
) ss.:
COUNTY OF SANTA FE	)

On the ___ day of April 2007, before me, a notary public in and for said State, personally appeared Deborah J. Burns known to me to be a Senior Vice President of Thornburg Mortgage Home Loans, Inc., a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________
Notary Public

STATE OF NEW MEXICO	)
) ss.:
COUNTY OF SANTA FE	)

On the ___ day of April 2007, before me, a notary public in and for said State, personally appeared Nathan Fellers_____________ known to me to be a ______________ of Thornburg Mortgage Funding, Inc., a Delaware corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________
Notary Public

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

On the ___ day of April 2007, before me, a notary public in and for said State, personally appeared Rita Lopez____________ known to me to be ______________ of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________
Notary Public

STATE OF DELAWARE	)
) ss.:
COUNTY OF WILMINGTON	)

On the ___ day of April 2007, before me, a notary public in and for said State, personally appeared Patricia A. Evans__________, known to me to be ___________ of Wilmington Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________
Notary Public

STATE OF MARYLAND	)
) ss.:
COUNTY OF HOWARD	)

On the ___ day of April 2007, before me, a notary public in and for said State, personally appeared Carla S. Walker_______________, known to me to be a _________ of Wells Fargo Bank, N.A., and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________
Notary Public

SCHEDULE I

MORTGAGE LOAN SCHEDULE

To be retained in a separate closing binder entitled “Thornburg 2007-2 Mortgage Loan
Schedule” at the New York, New York offices of McKee Nelson LLP